As filed with the Securities and Exchange Commission on December 8, 2021

Registration No. _____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	8742	83-0250943
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Global Tech Industries Group, Inc.

511 Sixth Avenue, Suite 800

New York, New York, 10011

(212) 204-7926

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Reichman

Chairman and Chief Executive Officer

511 Sixth Avenue, Suite 800

New York, New York, 10011

(212) 204-7926

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Matthew McMurdo

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Amount of Registration Fee(1)
Token $0.001 par value.	26,000,000	$1,820	$0.17
Total	26,000,000	$1,820	$0.17

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

Subject to completion December 8, 2021

GLOBAL TECH INDUSTRIES GROUP, INC.

26,000,000 Tokens

This prospectus relates to the minting and distribution, as a dividend, of the Global Tech Industries Group Fine Art Token (the “GFT Tokens” or the “Tokens”), which represents a fractional share of the value of the Company’s fine art, with all minted Tokens pegged to the total market value of the Company’s fine art collection with a market value of approximately $67,845. Shareholders as of the to be determined record date would be entitled to receive one GFT Token for every 10 shares of GTII Common Stock beneficially held in their name.

Our common stock is quoted on the OTC Markets OTCQB under the symbol “GTII.” There is currently no market for our Tokens. As there appears to be no uniform procedure for listing cryptocurrency tokens, the Company will evaluate the procedures for listing on individual cryptocurrency exchange platforms, including but not limited to binance.com, crypto.com, and coinbase.com. The Company will evaluate the economic and practical feasibility of applying for listing on each respective exchange after the completion of the dividend distribution.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. To our knowledge, none of the Company’s shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The Tokens will be distributed as a security and are not intended to constitute a commodity in any jurisdiction. In particular, the Company is mindful of the uncertainties associated with the Securities and Exchange Commission’s (“SEC”) view as to whether or not an Initial Coin Offering (“ICO”) would constitute a “security” under applicable federal securities laws, We, therefore, believe it is more prudent to register the offering with the SEC to avoid any unanticipated regulatory issues with the SEC and/or other regulatory agencies such as FINRA. There are various opinions in the public domain that address this topic but to the best of our knowledge the SEC has yet to issue a formal opinion and/or regulation with respect to whether or not digital currency and the distribution thereof to investors constitutes a security under applicable federal securities laws. In any event, we believe from a Company and investor standpoint, we should treat the offering and disclosures contained within this white paper (“Prospectus”) a security to avoid any regulatory issues now or in the future. We strongly encourage each “accredited investor” to access the various SEC websites to gain a deeper and more knowledgeable understanding of this new form of digital currency prior to investing in the Token.

The Tokens being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is subject to completion December 8, 2021.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Global Tech Industries Group, Inc. (referred to herein as “we,” “our,” “us,” “GTII” or the “Company”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and the related notes to the Financial Statements before making an investment decision.

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

General Business

Global Tech Industries Group, Inc. (“Global Tech”, “GTII”, “we”. “our”, “us”, “the Company”, “management”) is a Nevada corporation which has been operating under several different names since 1980.

Western Exploration, Inc., a Nevada corporation, was formed on July 24, 1980. In 1990, Western Exploration, Inc. changed its name to Nugget Exploration, Inc. On November 10, 1999, a wholly owned subsidiary of Nugget Exploration, Inc., Nugget Holdings Corporation, merged with and into GoHealthMD, Inc., a Delaware corporation. Shortly thereafter, Nugget Exploration, Inc. changed its name to GoHealthMD, Inc., a Nevada corporation.

On August 18, 2004, GoHealthMD, Inc., the Nevada Corporation, changed its name to Tree Top Industries, Inc. On July 7, 2017, Tree Top Industries, Inc. changed its name to Global Tech Industries Group, Inc. GoHealthMD, Inc. continues to exist as a Delaware corporation and wholly owned subsidiary of Global Tech Industries Group, Inc., TTI Strategic Acquisitions and Equity Group, Inc., and TTII Oil & Gas, Inc., a Delaware corporation, all were formed by Global Tech in the anticipation of technologies, products, or services being acquired. G T International, Inc., a Nevada corporation, is also a wholly-owned subsidiary of Global Tech Industries Group, Inc. Not all subsidiaries have current operations.

The Company holds Marketable Securities valued at $195,000 as of September 30, 2021.

On February 28, 2021, the Company signed a binding stock purchase agreement with Gold Transactions International, Inc. (“GTI”) a privately held Utah corporation. GTI acquired a license from a private Nevada Corporation which operated, via a joint venture, in the business of buying and selling gold on a global basis through a private network of companies. The license agreement gave GTI access to the private network, and an exclusive right to market and promote the gold buy/sell program to expand the buying power of the network. GTI and its network affiliates, purchases gold from artisan miners throughout the world and transports, assays, refines and sells the gold in the Dubai Multi Commodities Centre, (“DMCC”), a free trade zone in Dubai. The Company plans to raise capital for GTI and advance those funds into the gold network.

During the first and second quarters of 2021, the Company entered into binding agreements with three companies in the field of eye care, retail eye wear, full scope optometry, telemedicine software, and at-home and bulk eye exams. The Bronx Family Eye Care, Inc. is a company that provides retail eyewear and medically oriented full scope optometry at four brick and mortar locations. Bronx Family’s licensed optometrists use cutting-edge equipment to provide diagnosis and treatment for diseases of the eye, as well as corrective eyewear. Bronx Family also performs edging of lenses for its customers at their in-house facility, as well as providing services to outside practices. My Retina is a SaaS (Software as a Service) software and practice management company that fills an important need for their client-companies to satisfy diagnostic medical care measures in an in- home/house-call setting. My Retina licenses, leases, and operates its proprietary telemedicine software, as well as medical equipment, which together expedite diagnostic medical eye exam data to its corporate clients. Eyecare and Eyewear, Inc. is a diagnostic medical eye exam company that provides on-demand services of at-home eye exams to patients, as well as bulk exams conducted at medical offices, and virtual exams conducted through telemedicine software.

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During the second quarter of 2021, the Company signed an agreement with Alt5 Sigma to host a trading platform. The Company then launched Beyond Blockchain (a GTII company) on June 18, 2021, an online cryptocurrency trading platform that provides access to Digital Currency and is changing the way customers transact with Digital Assets. Beyond Blockchain is a registered Money Services Business under FINTRAC guidelines and incorporates world class AML and KYC technology. It uses two-factor authentication to secure customers’ assets as well as AI liveness testing to secure the user experience. Beyond Blockchain allows multi-currency clearing and direct settlements in Bitcoin (BTC), Ethereum (ETH), Tether (USDT), Bitcoin Cash (BCH), Litecoin (LTC), Bitcoin SV (BSV), Aave (AAVE), Compound (COMP), Uniswap (UNI), Chainlink (LINK) and Yearn Finance (YFI).

Beginning in April of 2021, the Company has been working towards tokenizing its fine art collection. If this prospectus is approved, the Company would mint 1,000,000,000 tokens of the GFT Token, with 26,000,000 of them being registered herein for distribution. Once minted, each shareholder, as of the to be determined record date, would be entitled to receive one GFT Token for every 10 shares of GTII Common Stock beneficially held in their name.

On August 23, 2021, GTII and We SuperGreen Energy Corp (“WSGE”) signed a binding letter agreement to engage in a merger/business combination, for the best interests of the shareholders of both GTII and WSGE, pursuant to which WSGE will become a wholly-owned subsidiary of GTII. The shareholders of WSGE (the “WSGE Shareholders”) will become the majority shareholders of GTII, owning that amount of newly-issued common stock of GTII (the “GTII Common Stock”) to be mutually-agreed upon by the parties and memorialized in a stock purchase agreement, subject to the terms and conditions set forth in the agreement. The completion of an audit of the financial statements of WSGE since its inception, inclusive of the starting balance sheet as of its inception date (the “Audited Financial Statements”), by an auditor that is subject to the public company accounting oversight board (“PCAOB”), and acceptable to GTII is a condition to be met before the closing of the transaction can occur.

On November 9, 2021, GTII, and Trento Resources and Energy Corp, (“Trento”) a corporation organized under the laws of the State of Delaware, signed a binding stock purchase agreement (“SPA”) to engage in a merger/business combination, for the best interests of the shareholders of both GTII and Trento, pursuant to which Trento will become a wholly-owned subsidiary of GTII. Pursuant to the SPA, GTII issued 100,000 shares of common stock to Sean Wintraub, with 100,000,000 shares to be issued upon Trento’s successful raising, within six (6) months, of funds sufficient to support large-scale mining operations at the Trento Mining Project (the “Trento Project”), located in the third region of Atacama, Chile, Copiapo. In addition, and within six (6) months subsequent to the raising of said funds, if GTII receives independent confirmation of the presence of the geological resources in those amounts contained in the Geological Estimation, the Company will issue Trento that amount of common stock representing industry standard multipliers for the value of that amount of geological resources found listed in the Geological Estimation.

Organizational History

The Company was incorporated in 1980 under the laws of the State of Nevada under the name of Western Exploration, Inc. Western Exploration, Inc., a Nevada corporation, was formed on July 24, 1980. In 1990, Western Exploration, Inc. changed its name to Nugget Exploration, Inc. On November 10, 1999, a wholly-owned subsidiary of Nugget Exploration, Inc., Nugget Holdings Corporation merged with and into GoHealthMD, Inc., a Delaware corporation. Shortly thereafter, Nugget Exploration, Inc. changed its name to GoHealthMD, Inc. a Nevada corporation.

On August 18, 2004, GoHealthMD, Inc., the Nevada Corporation, changed its name to Tree Top Industries, Inc. On July 7, 2016, Tree Top Industries, Inc. changed its name to Global Tech Industries Group, Inc. GoHealthMD, Inc. continues to exist as a Delaware corporation and wholly-owned subsidiary of Global Tech Industries Group, Inc. NetThruster, Inc. MLN, Inc., BioEnergy Applied Technologies, Inc. (“BAT”), Eye Care Centers International, Inc., GoHealthMD Nano Pharmaceuticals, Inc., TTI Strategic Acquisitions and Equity Group, Inc. and TTII Oil & Gas, Inc, all were formed by Global Tech in the anticipation of technologies, products or services being acquired. G T International, Inc. is a wholly owned subsidiary of Global Tech Industries Group, Inc., existing as a Wyoming corporation. Not all subsidiaries are currently active.

On December 31, 2012, Global Tech and its new subsidiary, TTII Oil & Gas, Inc., a Delaware corporation, signed a binding asset purchase agreement with American Resource Technologies, Inc. (“ARUR”), a Kansas corporation, to acquire all the assets of ARUR for a purchase price of $513,538, which was paid in the form of 4,668,530 shares of Global Tech’s common stock as described in the asset purchase agreement. The shares were valued at $0.11 per share, based on the closing trading price of the common stock on the Closing Date. The assets purchased from ARUR include a 75% working interest in oil and gas leases in Kansas, as well as other oil field assets, a natural gas pipeline, currently shut down that is also located in Kansas, 25% interest in three other business entities operating in Kansas, and accounts receivables from two companies operating in Brazil in the amounts of $3,600,000 and $3,600,000 respectively. TTII Oil & Gas, Inc. also purchased three promissory notes in the amounts of $100,000, $100,000 and $350,000, as well an overdue contract for revenue in the amount of $1,000,000. Finally, a gun sight patent was also acquired from Century Technologies, Inc. All accounts and notes receivable were deemed uncollectable due to the age and circumstances, and therefore were assessed no value in the asset purchase. The equity ownerships were also deemed to be impaired due to the inactive nature of the entities and were not allocated any value. The gun sight patent was also not readily assessable as to value and no purchase price was allocated to this asset. Also, due to the mechanic’s lien and lawsuit on the oil leases, as well as the absence of an official reserve report, the oil lease was also impaired, and no value was recorded for this asset. In September 2015, the Chautauqua County Court decided that American Resource Technologies Inc. management and Board of Directors improperly acted and rendered the original Agreement a nullity. During 2019, the Company removed additional obligations related to the ARUR acquisition and settled legal fees due. During the 2nd quarter 2020, the Company was successful in recalling the 4,668,530 shares and cancelling them from the shareholders list.

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On December 30, 2016, Global Tech Industries Group, Inc., a Nevada corporation, executed a stock purchase agreement (the “Agreement”), which was signed and closed in Hong Kong, with GoFun Group, Ltd. through its wholly owned subsidiary Go F & B Holdings, Ltd. GoFun Group, Ltd. is a privately held company running a casual dining restaurant business, based in Hong Kong. After the agreement being signed, GoFun Group failed to substantially perform under the agreement, including, but not limited to providing audited financials of its assets, making the ongoing payments called for in the agreement, along with other matters that led Global Tech to initiate litigation in the United States. Currently, Global Tech and GoFun are litigating the matter in the U.S District Court for the Southern District of New York, Docket No.17-CV-03727. On October 2, 2019, the Company was able to secure, via preliminary settlement, the return of 43,649,491 shares of the Company’s stock, that was issued in good faith to GoFun in anticipation of a final stock exchange. The stock has since been returned to the Company’s treasury and cancelled. As of this writing, motions are pending that may require remaining negotiations to continue in arbitration.

On December 30, 2019, a dispute between the Company and its counsel regarding the GoFun matter, above, resulted in a filing, and subsequent settlement, of an action in the Supreme Court of the State of New York for the County of New York (Index No. 656396/2019). Pursuant to the settlement, counsel for the company accepted previously issued shares as full payment for all legal work, expenses, costs, and other fees.

March 17, 2021, the Company’s Board of Directors approved the declaration by management of a Warrant to holders of its common stock to purchase additional shares of stock. On March 22, 2021, Global Tech Industries Group, Inc., (“GTII”) a Nevada corporation, entered into a warrant agreement with Liberty Stock Transfer Agent (“Liberty”), whereby Liberty agreed to act as GTII’s warrant agent in its offering of warrants to GTII’s shareholders (each, a “Warrant”). All shareholder of record on April 1, 2021, were issued 0.10 of a Warrant per share of Common Stock held of record by such holder. However, no fractional Warrants were issued. The Warrants were issued on or about April 8, 2021. Each full Warrant shall be exercisable into one share of GTII’s common stock at an exercise price of $2.75. The Warrants shall expire on April 8, 2023. Manhattan Transfer Registrar Co. shall act as co-agent with Liberty. The Warrants do not have a cashless exercise provision.

On June 28, 2021, the Company increased its authorized shares of common stock to 550,000,000.

Corporate History

The Company was incorporated in 1980 under the laws of the State of Nevada under the name of Western Exploration, Inc. Western Exploration, Inc., a Nevada corporation, was formed on July 24, 1980. On February 5, 1981, the Articles were amended, and the name of the corporation was changed to Nugget Exploration, Inc. On October 15, 1998, the Articles were amended and the number of authorized shares of stock, par value $0.01 was reduced from 50,000,000 to 5,000,000. The number of issued shares, originally 30,106,000, became approximately 97,117 after the 310-to-1 reverse stock split. On October 7, 1999, the Articles were amended and the number of common shares of authorized stock was increased to 25,000,000, par value $0.01. On January 24, 2000, the Articles were amended, and the Company changed its name to GoHealthMD, Inc. On August 30, 2004, the Articles were amended, and the Company’s name was changed to Tree Top Industries, Inc., the number of common shares of authorized stock was increased to 75,000,000 with a par value of $0.001, and the number of directors was changed from three to five. On November 20, 2007, the Articles were amended and the number of common shares of authorized stock was increased to 350,000,000 with a par value of $0.001, and blank check preferred stock was authorized in the number of 50,000, with a par value of $0.001. On December 28, 2011, the Articles were amended and the number of common shares of authorized stock was increased to 1,000,000,000, with a par value of $0.001. On November 15, 2012, the Articles were amended and the number of common shares of authorized stock was reduced to 10,000,000 shares with a par value of $0.001. The number of issued shares, originally 924,357,300, became approximately 9,243,573 after the 100-to-1 reverse stock split. On April 16, 2016, the Articles were amended through a Certificate of Change to change the number of authorized common shares through a 10 to 1 forward split to 100,000,000 shares. The number of shares, originally 9,243,573 became approximately 92,435,730 after the forward split. On July 6, 2016, through a Certificate of Change, 1,000 shares of the blank check preferred stock were designated as Series A preferred shares of stock and given the requisite powers of Series A preferred stock. On July 6, 2016, the Articles were amended to change the Company name from Tree Top Industries, Inc. to Global Tech Industries Group, Inc. The trading symbol was changed from TTII to GTII. On July 6, 2016, the Articles were amended to increase the authorized shares of common stock from 100,000,000 to 350,000,000 with a par value of $0.001. On June 28, 2021, the Articles were amended to increase the authorized shares of common stock from 350,000,000 to 550,000,000.

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Research and Development

Although Global Tech’s staff is limited, it continues to monitor new developments and any emerging technologies that it deems in line with its stated mission as an early-stage company, of acquiring new and innovative technologies in diverse industries.

Intellectual Property

With the acquisition of BAT, Global Tech acquired fifteen (15) intellectual properties pertaining to the construction of the mobile configuration and operation of the glyd-arc medical waste destruction unit, as well as an enhanced configuration and novel method for coal gasification.

There is currently no use or activity involving the intellectual properties of the Company, and accordingly, there is no recorded value assigned to these assets.

Employees

As of September 30, 2021, the Company employed two people. Both employees are in executive positions.

How to Obtain our SEC Filings

The Company files annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, DC 20549. Such material may also be accessed electronically by means of the SEC’s website at www.sec.gov.

Our investor relations department can be contacted at our principal executive office at 511 Sixth Avenue, Suite 800, New York, NY 10011. Our phone number is (212) 204 – 7926. Our website is www.gtii-us.com.

The Company has retained a contractor to mint the Tokens, which will then be transferred to the Company-controlled wallet. Thereafter, the Company will distribute an appropriate quantity of the Tokens as a divided to its shareholders, with the remainder to remain in the Company-controlled wallet.

WHAT IS A TOKEN

The Token is a cryptocurrency that resides on the Solana blockchain, our online cryptocurrency trading platform that provides access to Digital Currency. The Token may reside over other blockchains as well over time as the technology enables ERC20 tokens to move or “swap” over different protocols such as the blockchain or any derivative thereof. The Token is a form of digital currency using smart contracts to ensure trust and integrity and uses fine art for its security. Cryptocurrencies, in our estimation, are not susceptible to government or central bank manipulation or inflation.

In the event there is a high demand for GFT Tokens we reserve the right to issue a second and third round ICO wave. Notwithstanding the foregoing, the total amount of Tokens the Company may distribute as a dividend in connection with this registration statement is up to 26,000,000 Tokens, based upon the number of shares of common stock issued and outstanding as of the to be determined record date.

We anticipate the majority of the Tokens to be traded on the various crypto currency exchanges around the world.

To qualify for quotation on the OTC market, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

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The Terms of the Offering

Securities Being Offered:	26,000,000 Tokens being registered for dividend distribution

Offering Period:	Until all Tokens are distributed or until 12 months from the date that the registration statement becomes effective, whichever comes first.

Risk of Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued and Outstanding Before Offering:	246,722,140 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued and Outstanding After Offering:	246,722,140 shares of common stock.

Tokens	24,672,214 Tokens will be distributed. This may increase up to 26,000,000 Tokens, depending on the number of shares of common stock issued and outstanding on the to be determined record date.

Use of Proceeds:	We will not receive any proceeds from the distribution of the Tokens.

Description of the Tokens	This prospectus relates to the distribution of the Tokens. The Token is a cryptocurrency that will reside on the Solana blockchain. For more information regarding the Tokens, you should carefully read the section titled “Description of Securities—Tokens” in this prospectus

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RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Related to Our Corporate Business:

We have had a history of losses, and we may incur additional losses in the future.

We have incurred losses in various years through 2020, and we may continue to incur additional losses in the future. We had a net loss of $(4,546,463) for the nine months ended September 30, 2021. As such, we cannot guarantee that we will become and maintain profitable in the future. Our ability to secure and sustain profitability is based on numerous factors, many of which are out of our control, including the continued market acceptance of our current and new products, our market share and margins. We may not be able to generate sufficient revenue or sell a sufficient volume of products to make profits.

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic.

The novel strain of the coronavirus identified in China in late 2019 (COVID-19) has globally spread throughout other areas such as Asia, Europe, the Middle East, and North America and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations, and some of the operations of our customers, vendors, suppliers, and partners. Some of the countries in which we operate has been affected by the outbreak and taken measures to try to contain it. The ultimate impact and efficacy of government measures and potential future measures is currently unknown. There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. The extent to which our operations may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak and actions by government authorities to contain the outbreak or treat its impact. Even after the COVID-19 pandemic has subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown. The impact of the COVID-19 pandemic may also exacerbate other risks discussed in these risk factors, any of which could have a material effect on us. This situation is changing rapidly, and additional impacts may arise that we are not aware of currently.

Our market is very competitive. If we fail to compete successfully, our business and operating results will suffer.

We face significant competition in our industries from both established and emerging players. Some of our competitors have longer operating histories and significantly greater financial, research and development, marketing and other resources than us. As a result, some of these competitors can devote greater resources to the development, promotion, sale and support of their products. These competitors may also have the ability to provide discounted pricing on their products to gain market share. Many of our existing and potential competitors may be better positioned than we are to acquire other companies, technologies or products.

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Our ability to compete successfully depends on numerous factors, including our ability to:

●	maintain and increase our market shares and the strength of our brand;

●	maintain and expand our relationships with partners;

●	develop innovative, differentiated, high-performance products relative to our competitors’; and

●	protect our intellectual property.

We cannot assure you that our solutions will compete favorably or that we will be successful in the face of increasing competition from new products and enhancements introduced by our existing competitors or new companies entering our market. Any failure to compete successfully would materially adversely affect our business, prospects, operating results and financial condition.

Our future growth may be limited.

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to internally develop products and services, to attract and retain skilled employees, to successfully position and market its products, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations.

Risks specific to the buying and selling gold business.

There are risk factors involved in doing business with international entities and governments, which may differ from U.S. legal protections. Though our network banks with large institutions, our advances could be at risk of loss due to international banking protections being different from U.S. Standards. Gold is a precious commodity and therefore is inherently at risk for theft and fraud.

Risks specific to the eye care businesses

Bronx Family Eye Care, Inc. Risk Factors

1.	Sudden and irreparable breakdown of key equipment used for edging lenses.

2.	Unforeseen and dramatic shift in insurance accreditation, coverage, or payment policies.

3.	Potential new local competition for testing and corrective eyewear services.

4.	Potential supply chain issues and overall availability of lenses and frames.

5.	Potential rise and improvement of the online diagnostic and corrective eyewear marketplace.

6.	Departure or other loss of current key management personnel.

My RetinaDocs, LLC Risk Factors

1.	Unforeseen and dramatic shift in insurance accreditation, coverage, or payment policies.

2.	A reversal of the use of telemedicine, or substantial shift in the laws governing telemedicine.

3.	Software development and deployment by large industry competitors.

4.	Financial viability of large corporate clients such as managed long-term care (“MLTC”) facilities.

5.	Departure or other loss of current key management personnel.

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Eyecare and Eyewear, Inc. Risk Factors

1.	Unforeseen and dramatic shift in insurance accreditation, coverage, or payment policies.

2.	Unforeseen termination of bulk exam contracts with existing facilities.

3.	Contracting facility shutdowns dues to worsening of COVID-19 or other global pandemics.

4.	Departure or other loss of current key management personnel.

Risks specific to the NFT businesses.

1.	Security - user tokens stored on any exchange are always at risk of theft.

2.	Volatility - As with all types of trading, cryptocurrency trading is volatile and it is not uncommon for the value of cryptocurrencies to quickly raise or drop by hundreds, if not thousands of dollars.

We will need additional financing to grow our businesses.

From time to time, to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

We rely on key personnel.

The Company’s success also will depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff. Most specifically, this includes its CEO, David Reichman, and its President, Kathy Griffin, for the implementation of new products, key customer acquisition and retention, overall management and future growth. The Company faces intense competition for these professionals from its competitors, customers and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain enough qualified professionals could impair the business of the Company.

We may not be successful in our potential business combinations.

The Company may, in the future, pursue acquisitions of other complementary businesses. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence.

If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Any future acquisitions the Company makes, could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm the Company’s operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

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We may experience patent enforcement and infringement which could force us to spend on legal fees.

The digital currency market has been characterized by significant litigation and other proceedings regarding intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

1. litigation or other proceedings we may initiate against third parties to enforce our intellectual property rights.

2. litigation or other proceedings we or our licensee(s) may initiate against third parties seeking to invalidate the intellectual property rights held by such third parties or to obtain a judgment that our products do not infringe such third parties’ intellectual property rights; and

3. litigation or other proceedings, third parties may initiate against us to seek to invalidate our intellectual property.

If third parties initiate litigation claiming that we infringe on their intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances, competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace.

Global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. In a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements would be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting. We are only at the beginning stages of implementing systems and controls to comply with Section 404. We will be testing our internal controls in connection with the Section 404 requirements and could identify areas for further attention or improvement. Implementing any changes to our internal controls may require compliance training of our directors, officers and employees, entail substantial costs to modify our accounting systems and take a significant period to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal control over financial reporting, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

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Our operations could be disrupted by earthquakes or other natural disasters.

Our operations could be disabled or suffer catastrophic losses caused by earthquake, fire, flood or other natural disasters. A catastrophic loss at any of our facilities or the facilities of our third-party suppliers would disrupt our operations, delay production and shipments, reduce revenue and result in large expenses to repair or replace the facility. We do not carry insurance policies that cover potential losses caused by earthquakes or other natural disasters.

Risks related to Our Tokens

The Company’s Tokens will not immediately be liquid, and lack tradeability.

Once this Registration Statement is declared effective by the Securities and Exchange Commission (the “Commission”), assuming it is, the Tokens being registered hereunder will be registered securities. However, there will be no immediate market for the Tokens or any portion thereof, and investors cannot expect to be able to liquidate their investment. Furthermore, the Company cannot assure investors that a public trading market will develop for the Company’s Tokens, nor that unexpected transfer restrictions are caused by new regulations.

There is regulatory risk associated with an undeveloped and emerging body of law both in the United States and internationally.

As cryptocurrency regulation is not yet fully developed, regulation in the United States or internationally could cause the Tokens to lose any material value or further restrict their transfer.

The Tokens have tax consequences.

The Company is not providing any tax guidance to its Token holders. There may be tax consequences to the transfer or distribution of the Tokens that are not accounted for by the Company. Therefore, holders of the Tokens may be subject to taxation.

Volatility in in the price of the fine art tokenized in the Tokens may have an adverse impact on the value of the Tokens.

The value of the Tokens is related to the market price of the Company’s fine art. Therefore, the Tokens are particularly sensitive to changes in the market price of this art. Market prices may fluctuate widely and are affected by numerous factors beyond our control.

As the Tokens are stored, traded, and distributed through each holders private coin wallet, there wallet risks.

Even with multiple redundancies, the loss of access to the digital wallet storing the Tokens cannot be eliminated.

Malfunctions in Solana blockchain could decrease the value of the Tokens.

If the Solana blockchain were to become inoperable or otherwise lose functionality, holders would be unable to access, trade, or withdraw their Tokens for the duration of the malfunction or outage, which could materially harm the value of the Tokens. Other events disruptive to internet technology pose similar risks.

A Complete Shuts Down of the Solana blockchain operation.

Since all transactions are stored on the Solana blockchain, a complete shutdown of the Solana blockchain would leave holders of the Token unable to transfer, trade, or otherwise transact their Tokens.

Lack of validators or developers using the Solana blockchain

The Solana blockchain relies on validators and developers to provide its services. An insufficient quantity of validators or developers could result in security concerns or lack of overall interest in the Solana blockchain.

The fine art underlying the value of the Tokens is destroyed.

Although insured, the risk of fire or theft of the Company’s fine art cannot be eliminated.

Risks Related to Our Stockholders

We have not voluntarily implemented various corporate governance measures.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight and the adoption of a Code of Ethics. Our Board of Directors expects to adopt a Code of Ethics at its next Board meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least most independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by most directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal control over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company’s internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

We have many authorized but unissued shares of our common stock.

We have many authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may become illiquid because our shares may begin to be thinly traded and may never become eligible for trading on a national securities exchange.

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While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all your investments.

If the price of the shares of our common stock falls, we may lose eligibility for quotation on the OTCQB, which could result in investors losing their investment.

Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. There will be continuing eligibility requirements for OTCQB, whereby the price of our common stock cannot fall below $0.01 for thirty consecutive days. If we are unable to satisfy this continuing eligibility requirement of the OTCQB, the quotation of our common stock could be moved to the OTC Pink Sheets. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all your investments.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to several factors, many of which are beyond our control, including:

i.	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

ii.	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

iii.	changes in market valuations of similar companies;

iv.	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

v.	variations in our quarterly operating results;

vi.	fluctuations in related commodities prices; and

vii.	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid cash dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any cash dividends in the foreseeable future. Investors should not look to cash dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not because of cash dividend payments.

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Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

●	The continued COVID-19 pandemic and its adverse impact upon the capital markets;

●	The loss of one or more members of our management team;

●	Our failure to generate material revenues;

●	Regulatory changes including new laws and rules which adversely affect companies in our line of business;

●	Our public disclosure of the terms of any financing which we consummate in the future;

●	An announcement that we have effected a reverse split of our common stock;

●	Our failure to become profitable;

●	Our failure to raise working capital;

●	Any acquisitions we may consummate;

●	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

●	Cancellation of key contracts;

●	Our failure to meet financial forecasts we publicly disclose;

●	Short selling activities; or

●	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Because we may issue preferred stock without the approval of our shareholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, our Board may issue, without a vote of our shareholders, one or more additional series of preferred stock that have more than one vote per share. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our common stock. This could make it more difficult for shareholders to sell their common stock. This could also cause the market price of our common stock shares to drop significantly, even if our business is performing well.

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Because certain of our stockholders control a significant number of shares of our voting capital stock, they have effective control over actions requiring stockholder approval.

As of November 17, 2021, David Reichman, our Chief Executive Officer, held Preferred Stock which entitled him to 51% of the voting rights when the vote of holders of the Company’s common stock is sought. As a result, Mr. Reichman can control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all our assets. In addition, Mr. Reichman can control the management and affairs of our company. Accordingly, any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of us and the election of directors. Additionally, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us

Risks Relating to this Distribution

Holders of the Tokens will have no rights as a common stockholder.

The Token holders will have no rights with respect to shares of our common stock.

The mechanics of Solana blockchain and the Tokens could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our amended and restated articles of incorporation, our amended and restated by-laws, certain aspects of the Tokens offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The mechanics of the Tokens registered herein could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the distribution of the Tokens.

PLAN OF DISTRIBUTION

This prospectus relates to the distribution of up to 26,000,000 Tokens to our Shareholders’ digital wallets from the Company’s digital wallet. The Company has retained a contractor to mint 1,000,000,00 total Tokens, which will then be transferred to the Company-controlled wallet. The Company will then transfer only those Tokens being registered pursuant to this Prospectus into another digital wallet for the sole purpose of effectuating the distribution (the “Distribution Wallet). Thereafter, the Company will distribute the Token from the Distribution Wallet directly into the digital wallets of eligible shareholders. Shareholders who do not have a digital wallet will be able to obtain one, free of charge, from the Company’s website (gtii-us.com). Any registered, but undistributed, Token will remain in the Distribution Wallet until such time as they are distributed to all eligible shareholders. The unregistered Tokens will remain in a Company-controlled wallet.

DILUTION

We are registering the Tokens as digitized ownership of $67,845 in market value of fine art. The distribution thereof shall affect the value of the assets of the Company, as ownership of the fine art shall pass to the holders of the Tokens. This will have a dilutive effect on our current stockholders for our common stock. As the value of the fine art is material to the Company’s Balance Sheet, the distribution of the tokenized ownership thereof will cause shareholders to experience immediate and material net tangible book value dilution.

Dilution represents the difference between the current net tangible book value per share, and the net tangible book value per shares following the distribution. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding as of September 30, 2021, 236,572,140 issued and outstanding shares of common stock. As of September 30, 2021, our net tangible book value per share was $(.01) per share.

After giving effect to the distribution of up to 26,000,000 Tokens being registered herein, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $.0003 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with the consolidated financial statements of GTII for the years ended December 31, 2019, and 2020, and for the nine months ended September 30, 2020, and 2021 and the notes thereto.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to GTII or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in GTII’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. GTII disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

RESULTS OF OPERATIONS

Results of Operations for the Year Ended December 31, 2020, compared to the Year Ended December 31, 2019:

During the 2020 year, we generated revenues of $8,500, compared to $0 for 2019. Our total operating expenses increased from $1,861,764 in 2019 to $2,573,359 in 2020. The increase was primarily the result of the increase in stock-based compensation to our professionals. General and administrative expenses decreased from $992,865 in 2019 to $65,856 in 2020, a decrease of $927,009, mostly due to the decrease in travel related expenses due to the restrictions of Covid-19. Compensation to officers and service fees to professionals increased by $1,638,337, from $868,899 to $2,507,236 due mostly to the increase in share-based compensation, and medical benefits for employees. Depreciation expense increased to $267 from $0 the prior year.

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Our net loss increased by $1,349,651 to $2,778,486 in 2020 from $1,428,835 in 2019, due to the 2019 debt relief gains and increased stock-based compensation in 2020.

LIQUIDITY AND CAPITAL RESOURCES

On December 31, 2020, we had cash on hand of $2,479 compared to $1,435 on December 31, 2019. We used cash in our operations of $173,399 in 2020 compared to $223,597 in 2019, a 29% decrease. However, we raised net $109,513 and $45,601 from related party loans in 2020 and 2019, respectively. We anticipate that we will have an increase in our cash flow from continuing operations with the acquisitions made after year end. We do not have sufficient cash on hand on December 31, 2020, to cover our negative cash flow. We will attempt to increase our operating activities with our acquisitions in 2021, and possibly raise capital through the sale of our common stock or through debt financing.

Some of Global Tech’s past due obligations, including $338,000 of accounts payable, and $113,000 of notes payable and judgments, were incurred or obtained prior to 2005. No actions have been taken by any of the applicable creditors. Action by any such creditor would materially decrease our liquidity. Global Tech has no credit facilities with which to resolve these outstanding obligations from prior years but will attempt to fully resolve them upon a successful capital raise and monetary action of the business. This may have a negative impact on our future liquidity in the event we must prioritize the repayment of these obligations when capital becomes available. In December 2020, the officers, directors and affiliates of the Company converted accrued wages and expenses of $688,955 and $3,974,751 in notes payable and accrued interest to stock and options. In 2019, the officers converted accrued wages of $680,000, and cash advances of $400,224 into notes payable of $2,579,673.

Any remedy to our current lack of liquidity must consider all the foregoing liabilities. Global Tech intends to continue its pursuit to raise capital to monetize its business and pay all its liabilities. Capital raise plans are under consideration, but it cannot be assured that they will materialize in the current economic environment. Currently, Global Tech is without adequate financing or assets. Because no actions have been taken on the past due obligations and demand has not been made by the applicable officers or Directors, we are unable to accurately quantify the effect the overdue accounts have on Global Tech’s financial condition, liquidity and capital resources. However, if all these obligations and notes payable were required to be paid in an amount equal to the full balance of each, Global Tech would not be able to meet the obligations based upon its current financial status. The liquidity shortfall of $1,777,125 would cause Global Tech to default and, further, would put our continued viability in jeopardy.

RESULTS OF OPERATIONS

Results of Operations for the Three Months Ended September 30, 2021 Compared to Three Months Ended September 30, 2020:

There were no revenues generated during the three months ended September 30, 2021, however the Company did generate $8,500 in non-recurring revenues in the three months ended September 30, 2020. Our general operating expenses increased from $280,046 in 2020 to $2,566,851 in 2021. The increase was primarily the result of an increase in professional services including investor relations, IT, legal, accounting and consulting for our digital asset platform, fine art and medical advisory board, as well as charitable service contributions. The Company issued $2,305,888 in stock to our professionals during the third quarter 2021 as compared to $65,750 for the third quarter 2020. Our interest expense decreased to $16,762 for the three months ended September 30, 2021 from $60,724 for the three months ended September 30, 2020, due to the conversion of related party debt at December 31, 2020. We also had unrealized loss from our marketable securities of $(185,000) for the three months ended September 30, 2021, compared to a gain of $14,966 for the three months ended September 30, 2020.

Our net loss increased by $2,451,309 from $(317,304) in the 3rd quarter 2020 to a loss of $(2,768,613) in the 3rd quarter 2021. The primary reason for this increase was the increase in professional services, as the Company entered a growth stage of acquisitions and funding requirements. We expect that our losses will continue until we are able to establish a consistent revenue source and finalize our projected acquisitions.

Results of Operations for the Nine months Ended September 30, 2021 Compared to Nine months Ended September 30, 2020:

We realized revenues of $0 during the nine months ended September 30, 2021 and $8,500 of non-recurring revenues during the nine months ended September 30, 2020. Our general operating expenses increased from $786,954 in 2020 to $4,661,352 in 2021. The increase was primarily the result of increases in professional fees related to our acquisitions, investor relations and consulting on our fine art and NFT trading platform, along with consulting by our medical advisory board, and consultants related to a 501c charitable organization.

Our net loss increased by $3,591,675 from $(954,788) in 2020 to a loss of $(4,546,463) in 2021. The primary reason for this increase was the significant increase in professional fees of $3,179,878, charitable contributions of $540,000, less the gain we received from our unrealized gain on marketable securities of $164,000 compared to a loss of $(901) during the nine months ended September 30, 2020. We expect that our losses will continue until we are able to establish a consistent revenue source and finalize our projected acquisition. Management and the Board are considering multiple options currently available.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2021 we had cash on hand of $295,083 compared to $2,479 at December 31, 2020. Cash used by our operations of $(224,121) during the nine months ended September 30, 2021 compared to cash used of $(105,089) during the nine months ended September 30, 2020. Our operations are supported by our CEO who uses individual credit to pay for expenses of the Company. In the first nine months of 2021 our CEO advanced $160,439 as compared to cash advance of $104,981 during 2020. During the nine months ended September 30, 2021, the Company reimbursed our CEO $186,069 compared to $0 for the nine months ended September 30, 2020. We received $150,000 during the first quarter of 2021, from an accredited investor as a stock deposit, which was used to satisfy the convertible debenture of $74,800 plus accrued interest and penalties. We received an additional $190,000 from an accredited investor as a stock deposit during the 2nd quarter 2021, and an additional $150,000 during the 3rd quarter 2021.We anticipate that we will continue to have a negative cash flow from operations for 2021. We do not have sufficient cash on hand at September 30, 2021 to cover our negative cash flow. We will attempt to raise capital through the sale of our common stock or through debt financing,

Some of Global Tech’s past due obligations, including $338,000 of accounts payable, and $113,000 of notes payable and judgments, were incurred or obtained prior to 2005. No actions have been taken by any of the applicable creditors, and the statute of limitations has been exceeded for the creditors to seek legal action. Global Tech believes that these obligations will not be satisfied in the future because the statute of limitations has been exceeded, and is currently seeking a judicial resolution to these obligations.

Any remedy to our current lack of liquidity must take into account all the foregoing liabilities. Global Tech intends to expand and develop its new acquisition operating activities to generate significant cashflow to allow it to pay its current obligations and settle its remaining obligations. Capital raise plans are under consideration but it cannot be assured that they will materialize in the current economic environment. Currently, Global Tech is without adequate financing or liquid assets. Because no actions have been taken on the aforementioned past due obligations and demand has not been made by the applicable current note holders, we are unable to accurately quantify the effect the overdue accounts have on Global Tech’s financial condition, liquidity and capital resources. However, in the event that all of these obligations and notes payable were required to be paid in an amount equal to the full balance of each, Global Tech would not be able to meet the obligations based upon its current financial status. The liquidity shortfall of $(2,740,896) would cause Global Tech to default and, further, would put our continued viability in jeopardy.

CONTRACTUAL OBLIGATIONS

As of September 30, 2021, one new contractual obligation has been executed by the Company. This obligation is due to the hosting and service of our digital asset trading platform with Alt5 and consists of $3,500 per month.

Going Concern Qualification

The Company has incurred significant losses from operations, and such losses are expected to continue. The Company’s auditors have included a “Going Concern Qualification” in their report for the year ended December 31, 2020. In addition, the Company has limited working capital. The foregoing raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include seeking additional capital and/or debt financing. There is no guarantee that additional capital and/or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The “Going Concern Qualification” may make it substantially more difficult to raise capital.

Potential Impact of COVID-19

The Company is concerned that the COVID-19 virus may impact the Company’s ability to raise additional equity capital due to the uncertainty of the virus’ effects on the economy and capital markets, which may make potential investors less likely to invest during the pandemic. This may affect the Company’s ability to raise equity capital to meet its financial obligations, implement its business plan and continue as a going concern.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. These principles require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, cash flow and related disclosure of contingent assets and liabilities. Our estimates include those related to revenue recognition, accounts receivable reserves, income and other taxes, stock-based compensation and equipment and contingent obligations. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and our actual results, our future financial statements will be affected.

We define our “critical accounting policies” as those U.S. generally accepted accounting principles that require us to make subjective estimates about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations as well as the specific way, we apply those principles. Our estimates are based upon assumptions and judgments about matters that are highly uncertain at the time the accounting estimate is made and applied and require us to continually assess a range of potential outcomes. A detailed discussion of the critical accounting policies that most affect our company is in Footnote 2 of the notes to our financial statements.

DESCRIPTION OF BUSINESS

Global Tech Industries Group, Inc. (“Global Tech”, “GTII”, “we”. “our”, “us”, “the Company”, “management”) is a Nevada corporation which has been operating under several different names since 1980.

Western Exploration, Inc., a Nevada corporation, was formed on July 24, 1980. In 1990, Western Exploration, Inc. changed its name to Nugget Exploration, Inc. On November 10, 1999, a wholly owned subsidiary of Nugget Exploration, Inc., Nugget Holdings Corporation, merged with and into GoHealthMD, Inc., a Delaware corporation. Shortly thereafter, Nugget Exploration, Inc. changed its name to GoHealthMD, Inc., a Nevada corporation.

On August 18, 2004, GoHealthMD, Inc., the Nevada Corporation, changed its name to Tree Top Industries, Inc. On July 7, 2017, Tree Top Industries, Inc. changed its name to Global Tech Industries Group, Inc. GoHealthMD, Inc. continues to exist as a Delaware corporation and wholly owned subsidiary of Global Tech Industries Group, Inc., TTI Strategic Acquisitions and Equity Group, Inc., and TTII Oil & Gas, Inc., a Delaware corporation, all were formed by Global Tech in the anticipation of technologies, products, or services being acquired. G T International, Inc., a Nevada corporation, is also a wholly-owned subsidiary of Global Tech Industries Group, Inc. Not all subsidiaries have current operations.

The Company has investing operations through TTII Strategic Acquisitions and Equity Group, Inc., wherein the Company holds various Marketable Securities, however the amounts of investments are minimal as of December 31, 2020.

On February 28, 2021, the Company signed a binding stock purchase agreement with Gold Transactions International, Inc. (“GTI”) a privately held Utah corporation. GTI acquired a license from a private Nevada Corporation which operated, via a joint venture, in the business of buying and selling gold on a global basis through a private network of companies. The license agreement gave GTI access to the private network, and an exclusive right to market and promote the gold buy/sell program to expand the buying power of the network. GTI and its network affiliates, purchases gold from artisan miners throughout the world and transports, assays, refines and sells the gold in the Dubai Multi Commodities Centre, (“DMCC”), a free trade zone in Dubai. The Company plans to raise capital for GTI and advance those funds into the gold network.

During the first and second quarters of 2021, the Company entered into binding agreements with three companies in the field of eye care, retail eye wear, full scope optometry, telemedicine software, and at-home and bulk eye exams. The Bronx Family Eye Care, Inc.(“BFE”) is a company that provides retail eyewear and medically oriented full scope optometry at four brick and mortar locations. Bronx Family’s licensed optometrists use cutting-edge equipment to provide diagnosis and treatment for diseases of the eye, as well as corrective eyewear. Bronx Family also performs edging of lenses for its customers at their in-house facility, as well as providing services to outside practices. Although there are several competitors in the area and on a national basis, BFE has maintained its position in the community as a known entity, offering exceptional services.

The potential market for BFE is the 1.4 million residents of the Bronx. On a national basis, 40% of people need or eventually will need corrective eyewear and eye care similar to the services offered by BFE. This equates to a potential customer base of over 600,000 people on a local basis. https://www.thevisioncouncil.org/sites/default/files/TVC_OrgOverview_sheet_0419.pdf

GTII has no current expansion plans for BFE, although the Company does regularly evaluate new opportunities for acquisition and expansion as they arise.

My RetinaDocs,LLC (“MyRetina”) is a SaaS (Software as a Service) software and practice management company that fills an important need for their client-companies to satisfy diagnostic medical care measures in an in- home/house-call setting. My Retina licenses, leases, and operates its proprietary telemedicine software, as well as medical equipment, which together expedite diagnostic medical eye exam data to its corporate clients. Eyecare and Eyewear, Inc. is a diagnostic medical eye exam company that provides on-demand services of at-home eye exams to patients, as well as bulk exams conducted at medical offices, and virtual exams conducted through telemedicine software. Two national companies specifically offer similar services to My Retina; however, neither of them is very active in the New York area.

The potential market for MyRetina is the 34.2 million diabetic patients in the United States. Approximately 40% of these people are not compliant with their annual eye exams, equaling 13.7 million non-compliant diabetics who could benefit from remote diabetic monitoring. https://www.thevisioncouncil.org/sites/default/files/TVC_OrgOverview_sheet_0419.pdf

GTII has no current expansion plans for MyRetina, although the Company does regularly evaluate new opportunities for acquisition and expansion as they arise.

During the second quarter of 2021, the Company signed an agreement with Alt5 Sigma to host a trading platform. The Company then launched Beyond Blockchain (a GTII company) on June 18, 2021, an online cryptocurrency trading platform that provides access to Digital Currency and is changing the way customers transact with Digital Assets. Beyond Blockchain is a registered Money Services Business under FINTRAC guidelines and incorporate world class AML and KYC technology. It uses two-factor authentication to secure customers’ assets as well as AI liveness testing to secure the user experience. Beyond Blockchain allows multi-currency clearing and direct settlements in Bitcoin (BTC), Ethereum (ETH), Tether (USDT), Bitcoin Cash (BCH), Litecoin (LTC), Bitcoin SV (BSV), Aave (AAVE), Compound (COMP), Uniswap (UNI), Chainlink (LINK) and Yearn Finance (YFI). Beyond Blockchain competes with a multitude of cryptocurrency trading platforms established in the United States such as Coinbase, Binance.US, Kraken, Gemini, and many others.

As of July 27, 2021, there are 390 crypto exchanges with a total market cap of $1,487,752,759,080. There are currently 11,067 different crypto tokens available. https://coinmarketcap.com. The global cryptocurrency market was at approximately USD 7.9 Billion in 2019 and is expected to reach USD 5.19 Trillion by 2026. The global Cryptocurrency Market is expected to grow at a compound annual growth rate (CAGR) of 30% from 2019 to 2026. https://www.marketsandmarkets.com/Market-Reports/blockchain-technology-market90100890.html#:~:text=What%20is%20the%20Blockchain%20market,67.3%25%20during%202020%E2%80%932025.

Beyond Blockchain currently offers trading in 14 crypto tokens from a web-based browser interface. The mobile trading platform is complete, and the company is working directly with the Apple and Android stores to make apps available to new users. The Company is also working on expanding its list of coin offerings.

On August 23, 2021, GTII and We SuperGreen Energy Corp (“WSGE”) signed a binding letter agreement to engage in a merger/business combination, for the best interests of the shareholders of both GTII and WSGE, pursuant to which WSGE will become a wholly-owned subsidiary of GTII. The shareholders of WSGE (the “WSGE Shareholders”) will become the majority shareholders of GTII, owning that amount of newly-issued common stock of GTII (the “GTII Common Stock”) to be mutually-agreed upon by the parties and memorialized in a stock purchase agreement, subject to the terms and conditions set forth in the agreement. The completion of an audit of the financial statements of WSGE since its inception, inclusive of the starting balance sheet as of its inception date (the “Audited Financial Statements”), by an auditor that is subject to the public company accounting oversight board (“PCAOB”), and acceptable to GTII is a condition to be met before the closing of the transaction can occur.

On November 9, 2021, GTII, and Trento Resources and Energy Corp, (“Trento”) a corporation organized under the laws of the State of Delaware, signed a binding stock purchase agreement (“SPA”) to engage in a merger/business combination, for the best interests of the shareholders of both GTII and Trento., pursuant to which Trento will become a wholly-owned subsidiary of GTII. Pursuant to the SPA, GTII issued 100,000 shares of common stock to Sean Wintraub, with 100,000,000 shares to be issued upon Trento’s successful raising, within six (6) months, of funds sufficient to support large-scale mining operations at the Trento Mining Project (the “Trento Project”), located in the third region of Atacama, Chile, Copiapo. In addition, and within six (6) months subsequent to the raising of said funds, if GTII receives independent confirmation of the presence of the geological resources in those amounts contained in the Geological Estimation (attached to SPA), the Company will issue Trento that amount of common stock representing industry standard multipliers for the value of that amount of geological resources found listed in the Geological Estimation.

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DESCRIPTION OF PROPERTY

Currently, GTII does not lease, rent or own any property, other than its office which acts only as a mail receipt center.

LEGAL PROCEEDINGS

On February 3, 2017, the Company filed suit in Eastern District Federal Court New York against American Resource Technologies, Inc., (ARUR) and several directors and officers relating to the Chautauqua County Court Kansas decision nullifying the acquisition Agreement of ARUR. The Company has made several attempts to recover the shares of GTII stock paid to ARUR for the asset acquisition and the various costs and expenses expended by GTII in fulfillment of its obligations under the contract with ARUR. The failure of non-litigation attempts to resolve the matter resulted in filing an action for declaratory judgment in the US District Court for the Eastern District of New York, Docket No. 17-CV-0698. The case was subsequently withdrawn due to the close of ARUR operations. During 2020, the Company was successful in recalling the 4,668,530 shares and cancelling them from the shareholder list.

On December 30, 2016, the Company executed a stock purchase agreement (the “Agreement”), which was signed and closed in Hong Kong, with GoFun Group, Ltd. through its wholly owned subsidiary Go F & B Holdings, Ltd. GoFun Group, Ltd. is a privately held company running a casual dining restaurant business, based in Hong Kong. After the agreement being signed, GoFun Group failed to substantially perform under the agreement, including, but not limited to providing audited financials of its assets, making the ongoing payments called for in the agreement, along with other matters that led Global Tech to initiate litigation in the United States. Currently, Global Tech and GoFun are litigating the matter in the U.S District Court for the southern district of New York. The original acquisition agreement and rescission was recorded on the Company’s books in 2016, however the physical share certificates were not returned to the Company. During the fourth quarter of 2019, the Company was able to secure, via preliminary settlement, the return of 43,649,491 shares of the Company’s stock, that was issued in good faith to GoFun in anticipation of a final stock exchange. The stock has since been returned to the Company’s treasury and cancelled. The Company also reclassified a deposit received from GoFun shareholders in the amount of $128,634 for future share issuances pursuant to the Acquisition Agreement, to a Gain on Settlements and Debt Relief as part of the legal settlement of this case. As of this writing, motions are pending that may require remaining negotiations to continue in arbitration.

On December 30, 2019, a dispute between the Company and its counsel regarding the GoFun matter, above, resulted in a filing, and subsequent settlement, of an action in the Supreme Court of the State of New York for the County of New York (Index No. 656396/2019). Pursuant to the settlement, prior counsel for the Company accepted previously issued shares in 2016, as full payment for all legal work, expenses, costs, and other fees.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers and Corporate Governance.

The following table sets forth information about our executive officers and directors:

Name	Age	Position
David Reichman	77	Chief Executive Officer and Chairman of the Board of Directors
Kathy M. Griffin	67	President and Director
Frank Benintendo	76	Secretary and Director
Donald Gilbert	85	Director and Chairman of Audit Committee
Michael Valle	65	Director

Directors serve until the next annual meeting and until their successors are elected and qualified. The directors of our company are elected by the vote of a majority in interest of the holders of the voting stock of our company and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

Most of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present in person or telephonically at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Our directors currently do not receive monetary compensation for their service on the Board of Directors.

Officers are appointed to serve until such time as their successors have been duly appointed by the Board of Directors.

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

Officers

David Reichman – CEO

Mr. Reichman has been the CEO of Global Tech Industries Group, Inc. for eighteen years. Prior to that, Mr. Reichman maintained a Business Management and Tax Law consulting group, and he is licensed by the US Treasury /Internal Revenue Service. In addition, Mr. Reichman was a Co-General Partner and Tax Matters Partner in Harrison Re-cycling Associates, a company that operated the first recycling equipment for non-biodegradable Styrofoam and Styrene plastic in North America. Previously, Mr. Reichman had worked for The American Express Company, where he held several positions, including Manager of Budget and Cost. During his tenure at American Express, he developed, along with Control Data Corporation, a Flexible Budgeting System for Management Control of International Operations, and the use of Time-Share computer equipment. Mr. Reichman’s education includes an MBA from Northeastern University, through the Harvard Case Study Program, as well as specialized education in business and scientific theory from The Wharton School of University of Pennsylvania and IBM Systems Scientific Institute. Mr. Reichman resides in New York City.

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Kathy M. Griffin – President

Mrs. Griffin, President of Global Tech Industries Group, Inc., is also member of the Board of Directors and has been with the Global Tech Industries Group for eleven years. Prior to that, Mrs. Griffin worked in marketing and sales, new business development and general business management. She started her career at Superior Brands, Inc., where from December 1977 to December 1990 she held several positions, including internationals Marketing Manager. She was responsible for the successful start-up and implementation of the first international joint venture for Superior Brands, Inc. In addition, she managed Koning US, Inc., a consumer products marketing company from 1993 to 2004, and, from January 2006 to February 2009, was employed as an executive in the New Business Development Group, by Specialized Technology Resources, Inc., a global provider of supply chain, corporate social responsibility, and consulting services. Mrs. Griffin’s education includes a bachelor’s degree from Boston College University, and a Master’s degree in Public Administration from the University of Massachusetts John McCormick Graduate School of Policy and Global Studies.

Board of Directors

Frank Benintendo: has been a director since 2004. Mr. Benintendo has spent over 45 years in the graphic arts/marketing field and was Chief Creative Officer of Popcorn Indiana, Inc., a Goldman Sachs investment portfolio company from 2003 to 2015, which was sold to Eagle Brands. Today, Mr. Benintendo runs his own creative/marketing consulting firm, FBI Designs, Inc. working in the Consumer Goods Product area. Mr. Benintendo’s skills and background were attractive to Global Tech Industries Group, Inc. since it had no creative/marketing staff. Mr. Benintendo’s design firm designed the current Global Tech Industries Group logo and worked several versions of its website, including the current iteration.

Don Gilbert, PhD: has been a director since 2006. Mr. Gilbert has been an Enrolled Agent, licensed to practice before the U.S. Treasury Department and Department of Taxation in all fifty states. Mr. Gilbert served the US Treasury for 35 years in various legal and tax-related managerial positions. For the past 17 years, he has worked in the corporate world with executives across the country. Mr. Gilbert has business connections that have been helpful to Global Tech Industries Group.

Michael Valle: previously served on the board of directors, from 2004 but resigned for personal reasons in December 2009. Mr. Valle since then has return to the board as a director in 2016. The board welcomed his return to the board because he has worked in the financial industry in New York for much of his career, where he served as Vice President of Investments for Smith Barney and Paine Webber, among other financial institutions. When Mr. Valle left the financial industry, he taught Finance and Economics for 5 years. For the past ten years, Mr. Valle has worked as a Sales Representative for Better Way Mortgages.

Family Relationships

There are no family relationships among our executive officers and directors.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have recently determined that it is in the best interests of the Company and its shareholders for these positions to remain combined. However, the board of directors has created the position of Vice-Chairman to secure the continuity of the chain of command in case one or all the officers are unable to carry out their responsibilities for a period, and to further ensure that responsible management of the Company moves forward unhindered.

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Our Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy and ensure that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Limitation of Liability and Indemnification of Officers and Directors

Under Nevada General Corporation Law and our articles of incorporation, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or our shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or our shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or our shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our articles of incorporation is to eliminate the rights of the Company and our stockholders (through stockholder’s derivative suits on behalf of the Company to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Our bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

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●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

Audit Committee. Our board of directors has appointed an audit committee. During our fiscal year ended December 31, 2020, our audit committee is comprised of Donald Gilbert. Mr. Gilbert is the sole member of the Audit Committee. Our audit committee is authorized to:

●	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

●	resolve any disagreements between management and the auditor regarding financial reporting;

●	pre-approve all auditing and non-audit services;

●	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

●	meet with our officers, external auditors, or outside counsel, as necessary; and

●	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

The audit committee did not hold any meetings during the fiscal year ended December 31, 2020.

Compensation Committee. Our compensation committee is comprised of Frank Benintendo. Our compensation committee is authorized to:

●	discharge the responsibilities of the board of directors relating to compensation of the directors, executive. officers and key employees;

●	assist the board of directors in establishing appropriate incentive compensation and equity-based plans and to administer such plans;

●	oversee the annual process of evaluation of the performance of our management;

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Nominating Committee. The Company does not currently have a nominating committee but may form one in the future. When formed, the nominating committee will be authorized to:

●	assist the board of directors by identifying qualified candidates for director nominees, and to recommend to the board of directors the director nominees for the next annual meeting of shareholders;

●	lead the board of directors in its annual review of its performance;

●	recommend to the board director nominees for each committee of the board of directors; and

●	develop and recommend to the board of directors’ corporate governance guidelines applicable to us.

Executive Committee, Our Executive Committee is comprised of David Reichman, Kathy Griffin, Frank Benintendo and Donald Gilbert. Our Executive committee is authorized to:

●	Act on behalf of the Board of Directors to recommend any action in the execution of its fiduciary. responsibility that benefits or appears to benefit the shareholders and the Company’s mission

Report of the Audit Committee

Our audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020, with senior management. The audit committee has also discussed with Heaton & Company, PLLC (dba Pinnacle Accountancy Group of Utah) the Company’s independent registered public accounting firm, the matters required to be discussed by applicable auditing standards. The audit committee has discussed with Heaton & Company, PLLC, the independence of Heaton & Company, PLLC as our auditors. Finally, in considering whether the independent auditors’ provision of non-audit services to us is compatible with the auditors’ independence for Heaton & Company, PLLC, our audit committee has recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the United States Securities and Exchange Commission. Our audit committee did not submit a formal report regarding its findings.

AUDIT COMMITTEE

Donald Gilbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the United States Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this report in future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Indebtedness of Executive Officers

No executive officer, director or any member of these individuals’ immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2020, all Reporting Persons timely complied with all applicable filing requirements.

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). Accordingly, we concluded that our disclosure controls and procedures were effective as of September 30, 2011.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible to establish and maintain adequate internal control over financial reporting. Our Chief Executive Officer and Chief Financial Officer are responsible to design or supervise a process that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The policies and procedures include:

● maintenance of records in reasonable detail to reflect the transactions and dispositions of assets accurately and fairly,

● reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and directors, and

● reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on our financial statements.

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations, including the possibility of human error and circumvention by collusion or overriding of controls. Accordingly, even an effective internal control system may not prevent or detect material misstatements on a timely basis. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

For the year ended December 31, 2020, our management has relied on the Committee of Sponsoring Organizations of the Treadway Commission (COSO), “Internal Control - Integrated Framework,” to evaluate the effectiveness of our internal control over financial reporting. Based upon that framework, management concluded that our internal control over financial reporting had material weaknesses and was not effective as of December 31, 2020. A material weakness is a deficiency, or combination thereof, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses relate to the limited number of persons responsible for the recording and reporting of financial information, the lack of separation of financial reporting duties, and the limited size of our management team in general. We are in the process of evaluating methods of improving our internal control over financial reporting, including the possible addition of financial reporting staff and the increased separation of financial reporting responsibility, and intend to implement such steps as are necessary and possible to correct these material weaknesses.

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Change In Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. There were no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2021, that have a material effect on our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This prospectus does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm, as the Company is a smaller reporting company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future. As more fully described below, our board of directors approves all decisions for the total direct compensation of our executive officers, including the Named Executive Officers brought forward by the Compensation Committee.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance in the future, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

While we have only hired two executives since inception because our business has not grown sufficiently to justify additional hires, we expect to grow and hire in the future. To date, we have not applied a formal compensation program to determine the compensation of the Named Executives Officers. In the future, as we and our management team expand, our board of directors expects to add independent members, form a compensation committee comprised of independent directors, and apply the compensation philosophy and policies described in this section of the Form 10-K.

The primary purpose of the compensation and benefits described below is to attract, retain, and motivate highly talented individuals when we do hire, who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of the board of directors. The following is a brief description of the key elements of our planned executive compensation structure.

●	Base salary and benefits are designed to attract and retain employees over time.

●	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.

●	Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors. within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

●	Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives. as we compete for talented employees in a marketplace where such protections are commonly offered. We currently have not given separation benefits to any of our Name Executive Officers.

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Benchmarking

We have not yet adopted benchmarking but may do so in the future. When making compensation decisions, our board of directors may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly traded and privately-held companies. Our board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation as each executive officer’s compensation relative to the benchmark varies based on scope of responsibility and time in the position. We have not yet formally established our peer group for this purpose.

The Elements of David Reichman’s and Kathy Griffin’s Compensation Programs

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The board reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Additional factors reviewed by the board of directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. For the year ended December 31, 2020, all executive officer base salary decisions were approved by the board of directors.

Our board of directors determines base salaries for the Named Executive Officers at the beginning of each fiscal year, and the board proposes new base salary amounts, if appropriate, based on its evaluation of individual performance and expected future contributions. We do not have a 401(k) Plan, but if we adopt one in the future, base salary would be the only element of compensation that would be used in determining the number of contributions permitted under the 401(k) Plan.

Incentive Compensation Awards

The Named Executives have not been paid bonuses and our board of directors has not yet established a formal compensation policy for the determination of bonuses. If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of Global Tech Industries Group, Inc. (1) the growth in our revenue, (2) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), and (3) our stock price. The board has not adopted specific performance goals and target bonus amounts for any of our fiscal years but may do so in the future.

Equity Incentive Awards

No stock option awards have been made to any of our Named Executives or other officers or employees of Global Tech Industries Group, Inc. under Omnibus Stock and Incentive Plan. However, officers and directors occasionally receive stock awards at the discretion of the Board of Directors for services rendered in their performance as board members.

Benefits and Prerequisites

We have instituted medical benefits for our only full-time employee, our CEO, David Reichman. The benefit includes reimbursement of all medical related expenses of Mr. Reichman, including his medical insurance premiums. We do not have a 401(k) Plan but do have a Profit-Sharing Plan Trust specifically earmarked as a retirement plan. This plan is funded by adding an amount as deemed appropriate by the Board of Directors each year. We may adopt other plans and/or confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

23

Separation and Change in Control Arrangements

We have employment agreements with our Named Executive Officers. They are eligible for specific benefits or payments if their employment or engagement terminates or if there is a change of control.

Executive Officer Compensation

The following table sets forth the annual compensation for years ended December 31, 2020, and 2019 to our Chief Executive Officer and our President.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Reichman Chairman & CEO	2020	$500,000	-	27,375	-	244,554	-		$771,929

Kathy M. Griffin President	2020	$180,000	-	27,375	-	-	-		$207,375

David Reichman Chairman & CEO	2019	$500,000	-	-	-	44,465	-		$544,465

Kathy M. Griffin President	2019	$180,000	-	-	-	-	-		$180,000

Employment Agreements

Commencing on January 1, 2017, Mr. Reichman is serving as the Chief Executive Officer of the Company and Chairman of the Board on a full-time basis. Mr. Reichman’s base salary is $500,000 per year. He is entitled to participate in all benefits that the Company has or will implement, including covering all of Mr. Reichman’s health insurance premiums. Mr. Reichman executed the Company’s standard Employment Confidentiality and Inventions Agreement. Mrs. Griffin is serving as the President of the Company on a full-time basis. Mrs. Griffin’s base salary is $180,000 per year. She is entitled to participate in all benefits that the Company has or will implement, including covering all Mrs. Griffin’s health insurance premiums. Mrs. Griffin executed the Company’s standard Employment Confidentiality and Inventions Agreement

Option Exercises and Stock Vested

N/A

Director Compensation

No non-employee directors were paid any compensation for their services or reimbursement for their incidental expenses, except that on December 30, 2020, each director was issued 250,000 shares of common stock.

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth, as of September 30, 2021, the number of and percent of our common stock beneficially owned by:

●	each of our directors;

●	each of our named executive officers;

●	our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock:

Unless otherwise specified, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The address for our executive officers and directors is the same as our address.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days of September 30, 2021, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of September 30, 2021, have been exercised and converted.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent
David Reichman	38,841,285	16.81
Kathy M. Griffin	11,605,840	5.02
Frank Benintendo	4,692,079	2.03
Donald Gilbert	4,599,218	2.00
Michael Valle	1,859,000	.80
Gregory Ozzimo*	500,000	.22

* Deceased.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Notes Payable – Related Party

During 2019, the Company is indebted to the officers of the Company for unpaid wages, expenses and cash advances from current and previous years that were converted into Notes. Various Directors and Shareholders have also advanced funds to the Company to support operations. On December 19, 2020, the Company converted $3,540,405 of notes payable and $434,345 of accrued interest on related party notes into 4,663,705 shares of common stock and 4,500,664 stock options, leaving $0 related party notes and accrued interest on December 31, 2020. The balances on December 31, 2020, and 2019 for Related Party Notes Payable are $0 and $3,540,405 respectively. Accrued interest on the related party notes on December 31, 2020, and 2019 total $0 and $298,796, respectively.

Mr. Reichman, our CEO, has rendered services to the Company and his wages have been accrued in accrued expenses during 2017, 2018 and 2019. On December 30, 2019, Mr. Reichman agreed to consolidate accrued wages, auto allowance and cash advances in the amount of $2,016,672, into a long-term Note Payable bearing interest at 5% with a term date of July 15, 2021. On December 31, 2019, the Notes Payable to Mr. Reichman totaled $2,437,717. On December 19, 2020, Mr. Reichman’s Notes, accrued interest and 2020 accrued wages, totaling $3,192,385 were converted to 3,192,385 shares of common stock and 3,080,781 stock options. On December 31, 2020, Mr. Reichman’s Note payable was $0. Accrued interest on Mr. Reichman’s Notes are $0 and $163,254 on December 31, 2020, and 2019, respectively.

25

Mrs. Griffin, our President, has rendered services to the Company and her wages have been accrued in accrued expenses during 2017, 2018 and 2019. On December 30, 2019, Mrs. Griffin agreed to consolidate accrued wages and expenses into a long-term Note Payable of $563,000, bearing 5% interest, with a term date of July 15, 2021. On December 31, 2019, the Notes Payable to Mrs. Griffin totaled $769,670. On December 19, 2020, Mrs. Griffin’s Notes, accrued interest and 2020 accrued wages, totaling $1,045,700 were converted to 1,045,700 shares of common stock and 1,009,143 stock options. On December 31, 2020, Mrs. Griffin’s Note payable was $0. Accrued interest on Mrs. Griffin’s Notes are $0 and $67,168 on December 31, 2020, and 2019, respectively.

On December 30, 2019, the Company executed a note payable to a Trust and shareholder, whose Trustee is our CEO, in the amount of $12,765, interest accrues at 6%, per annum, unsecured, due on July 15, 2021. Accrued interest on December 31, 2020, is $0.

Due to Related Parties

Due to officers consists of cash advances and expenses paid by Mr. Reichman to satisfy the expense needs of the Company. The payables and cash advances are unsecured, due on demand and do not bear interest. During the nine months ended September 30, 2021, and 2020, Mr. Reichman advanced $160,439 and $104,981, respectively, and was repaid $0 and $0, respectively. On September, 2021, and December 31, 2020, the amounts owed to Mr. Reichman are $83,883 and $109,513, respectively.

Accrued Wages

The Company does not have sufficient operations and funds to pay its officers their wages in cash, therefore all wages have been accrued for the nine months ended September 30, 2021, and 2020. The accrued wages for the nine months ended September 30, 2021, and 2020 are $465,000 and $510,000, respectively. The balance of accrued wages due to the officers on September 30, 2021, and December 31, 2020, are $465,000 and $0, respectively.

Director Independence

We currently have two independent directors as that term is defined in Rule 4200 of Nasdaq’s listing standards.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 550,000,000 shares of $0.001 par value common stock, which was increased to such amount on June 28, 2021. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all the directors of the Company. Holders of our common stock are entitled to receive such dividends as our Board may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation, and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses, and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board and will be subject to limitations imposed under Nevada law.

26

Preferred Stock

The Company has 50,000 shares of Preferred Stock authorized and 1,000 shares have been issued. These shares vote at 51% of the voting power of the issued and outstanding shares of the Company.

Tokens

The GFT Token is a cryptocurrency that resides on the Solana blockchain, our online cryptocurrency trading platform that provides access to Digital Currency. The Token may reside over other blockchains as well over time as the technology enables ERC20 tokens to move or “swap” over different protocols such as the blockchain or any derivative thereof. The Token is a form of digital currency using smart contracts to ensure trust and integrity and uses fine art for its security. Cryptocurrencies, in our estimation, are not susceptible to government or central bank manipulation or inflation. We will be minting 1,000,000,000 Tokens, with 26,000,000 of them being registered herein for distribution as a dividend to our shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no current market for the Tokens

GTII’s common stock is quoted through the over-the-counter market on the OTC Market Group, Inc. Board. (“OTCQB”) under the symbol “GTII.” Prior to 2010, there was limited trading of GTII’s common stock. The following table sets forth high and low sales prices of GTII common stock for each fiscal quarter for the last two fiscal years as reported by the OTC Markets., based on closing prices. The prices in the table reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

	High	Low
Fourth Quarter ended December 31, 2019	$0.05	$0.02

First Quarter ended March 31, 2020	$0.038	$0.017
Second Quarter ended June 30, 2020	$0.027	$0.014
Third Quarter ended September 30, 2020	$0.052	$0.013
Fourth Quarter ended December 31, 2020	$0.139	$0.038

First Quarter ended March 31, 2021	$4.55	$0.061
Second Quarter ended June 30, 2021	$3.45	$1.10
Third Quarter ended September 30, 2021	$2.75	$1.14

27

As of October 31, 2021, there were approximately 303 record holders of GTII common stock, not including shares held in “street name” in brokerage accounts. As of November 15, 2021, there were approximately 246,722,140 shares of GTII’s common stock issued and outstanding on record.

Cash Dividends

GTII has not declared or paid any cash dividends on its common stock.

Transfer Agent and Registrar

The transfer agent and registrar for GTII’s common stock is Liberty Stock Transfer, Inc. The Company email address is: 1041 Highway 36, Suite 310, Atlantic Highlands, NJ 07716 and the phone number is (732) 372-0707.

Repurchases of Our Securities

None of the shares of our common stock were repurchased by the Company during the fiscal year ended December 31, 2020.

Sales of Our Unregistered Securities during 2020 and 2021 Not Previously Disclosed

None

Penny Stock Considerations

Our common stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth more than $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities.

28

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of Belair or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Reports to Stockholders

We have filed all necessary periodic reports, and other information with the SEC. We have provided annual reports to our stockholders containing audited financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Our most current audited consolidated financial statements for the period ending December 31, 2020, included in this prospectus have been so included in reliance on the report of Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), Farmington, Utah, an independent registered public accountanting firm, given on this firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by McMurdo Law Group, LLC. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

29

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1/A (File Number 333-257846) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC’s website.

We make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Global Tech Industries Group, Inc.

511 Sixth Avenue, Suite 800

New York, New York, 10011

Telephone: (212) 204-7926

30

Financial Statements

CERTIFIED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Global Tech Industries Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Global Tech Industries Group, Inc. (the Company) as of December 31, 2020, and 2019 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and 2019 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant accumulated deficits, recurring operating losses and a negative working capital. This and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also discussed in Note1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Stock for Services

As described in Note 7 to the financial statements, the Company issued common stock for services. Management establishes their estimate for the value of the stock for services using historical stock price information.

The principal considerations for our determination that performing procedures relating to stock for services is a critical audit matter are due to the material impact it has on the consolidated financial statements.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others, evaluating the reasonableness of the historical stock price information used by management to determine the expense related to stock for services.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2020

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

April 8, 2021

F-1

Global Tech Industries Group, Inc.

Consolidated Balance Sheets

ASSETS

	December 31,	December 31,
	2020	2019

CURRENT ASSETS
Cash and cash equivalents	$2,479	$1,435
Prepaid expenses	222,167	-
Marketable securities	31,000	44,044

Total Current Assets	255,646	45,479

PROPERTY AND EQUIPMENT (NET)	2,946	-

TOTAL ASSETS	$258,592	$45,479

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$610,715	$722,372
Accounts payable and accrued expenses-officers and directors	8,953	8,955
Accrued interest payable	357,708	310,307
Accrued interest payable-officers and directors	-	298,796
Notes payable in default	871,082	871,082
Due to officers and directors	109,513	-
Convertible debenture	74,800	-

Total Current Liabilities	2,032,771	2,211,512

LONG-TERM LIABILITIES

Notes payable related party	-	3,540,405

Total Long-Term Liabilities	-	3,540,405

Total Liabilities	2,032,771	5,751,917

STOCKHOLDERS’ DEFICIT
Preferred Stock, par value $.001, 50,000 authorized, 1,000 issued and outstanding	1	1
Common Stock, par value $0.001 per share, 550,000,000 shares authorized; 230,498,005 and 205,277,990 issued and outstanding, respectively	230,498	205,278
Additional paid-in-capital	168,398,511	161,712,986
Accumulated Deficit	(170,403,189)	(167,624,703)

Total Stockholders’ Deficit	(1,774,179)	(5,706,438)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$258,592	$45,479

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Global Tech Industries Group, Inc.

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2020	2019

REVENUES, net	$8,500	$-

OPERATING EXPENSES

General and administrative	65,856	992,865
Compensation and professional fees	2,507,236	868,899
Depreciation	267	-

Total Operating Expenses	2,573,359	1,861,764

OPERATING LOSS	(2,564,859)	(1,861,764)

OTHER INCOME (EXPENSES)

Gain (loss) on sale of marketable securities	(12,901)	67,342
Gain on settlements and debt relief	-	472,421
Interest expense	(200,726)	(106,834)

Total Other Income (Expenses)	(213,627)	432,929

LOSS BEFORE INCOME TAXES	(2,778,486)	(1,428,835)

INCOME TAX EXPENSE	-	-

NET LOSS	$(2,778,486)	$(1,428,835)

OTHER COMPREHENSIVE INCOME	-	-

COMPREHENSIVE LOSS	$(2,778,486)	$(1,428,835)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	207,923,257	178,502,990

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Global Tech Industries Group, Inc.

Consolidated Statement of Stockholders’ Deficit

For the Years Ended December 31, 2020, and 2019

							Total
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2018	1,000	$1	170,777,990	$170,778	$160,739,496	$(166,195,868)	$(5,285,593)

Common stock issued for services & ESOP plan			33,500,000	33,500	936,050		969,550

Imputed interest – loan					13,440		13,440

Stock issued PPM			1,000,000	1,000	24,000		25,000

Net loss for the year ended December 31, 2019						(1,428,835)	(1,428,835)

Balance, December 31, 2019	1,000	$1	205,277,990	$205,278	$161,712,986	$(167,624,703)	$(5,706,438)

Common stock issued for services			25,224,840	25,225	2,008,374		2,033,599

Cancellation of ARUR acquisition shares			(4,668,530)	(4,668)	4,668		-

Common stock issued for conversion of notes payable -related party			3,540,405	3,540	384,134		387,674

Common stock issued for conversion of accrued interest-related party			434,345	434	47,128		47,562

Common stock issued for conversion of accounts payable-related party			8,955	9	972		981

Common stock issued for accrued wages-related party			680,000	680	73,780		74,460

Stock options issued for conversion of notes payable-related party					339,952		339,952

Stock options issued for conversion of accrued interest-related party					41,706		41,706

Stock options issued for conversion of accounts payable-related party					860		860

Stock options issued for conversion of accrued wages-related party					65,295		65,295

Gain on forgiveness of debt-related party					3,705,216		3,705,216

Imputed interest – loan					13,440		13,440

Net loss for the year ended December 31, 2020						(2,778,486)	(2,778,486)

Balance, December 31, 2020	1,000	1	230,498,005	$230,498	$168,398,511	$(170,403,189)	$(1,774,179)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Global Tech Industries Group, Inc.

Consolidated Statements of Cash Flows

	For The Years Ended
	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,778,486)	(1,428,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	267	-
Stock issued for services	2,033,599	969,550
Imputed interest on loan	13,440	13,440
Realized (gain) loss on sale of marketable securities	12,901	(67,342)
Gain on settlements and debt relief	-	(472,421)
Change in operating assets and liabilities:
Increase in prepaid expenses	(222,167)	-
Increase in accounts payable and accrued expenses	577,299	225,037
Increase (decrease) in accounts payable and accrued expenses – officers and directors	(2)	495,130
Increase in accrued interest payable	54,201	35,354
Increase in accrued interest payable – officers and directors	135,549	6,490

Net Cash Used in Operating Activities	(173,399)	(223,597)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for property and equipment	(3,213)	-
Proceeds from sale of marketable securities	143	206,236

Net Cash Provided by (Used in) Investing Activities	(3,070)	206,236

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	25,000
Proceeds from convertible debenture	68,000	-
Payments on notes payable	-	(59,624)
Payments to officers and directors	(68,000)	(62,591)
Proceeds from officers and directors	177,513	108,192

Net Cash Provided by Financing Activities	177,513	10,977

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,044	(6,384)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,435	7,819

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,479	$1,435

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Reclassification of accruals to notes payable, related party	$-	$1,080,224
Conversion of accruals and notes payable-related party to stock	$510,677	$-
Conversion of accrual and notes payable-related party to options	$447,813	$-
Gain on forgiveness of debt - related party	$3,705,216	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NOTE 1 – NATURE OF OPERATIONS

A) ORGANIZATIONAL HISTORY

We were incorporated in 1980 under the laws of the State of Nevada under the name of Western Exploration, Inc. Western Exploration, Inc., a Nevada corporation, was formed on July 24, 1980. In 1990, Western Exploration, Inc. changed its name to Nugget Exploration, Inc. On November 10, 1999, a wholly-owned subsidiary of Nugget Exploration, Inc., Nugget Holdings Corporation, merged with and into GoHealthMD, Inc., a Delaware corporation. Shortly thereafter, Nugget Exploration, Inc. changed its name to GoHealthMD, Inc. a Nevada corporation.

On August 18, 2004, GoHealthMD, Inc., the Nevada Corporation, changed its name to Tree Top Industries, Inc. On July 7, 2016, Tree Top Industries, Inc. changed its name to Global Tech Industries Group, Inc. TTI Strategic Acquisitions and Equity Group, Inc. and TTII Oil & Gas, Inc, all were formed by Global Tech in the anticipation of technologies, products or services being acquired. G T International, Inc. is a wholly owned subsidiary of Global Tech Industries Group, Inc., existing as a Wyoming corporation. TTI Strategic Acquisitions is the only subsidiary with current financial activity.

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B) GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $2,778,486 during the fiscal year ended December 31, 2020, and has an accumulated deficit of $170,403,189 on December 31, 2020. The Company also had negative working capital of $1,777,125 and $2,166,033 on December 31, 2020, and 2019, respectively, and negative cash flow from operations of $173,399 and $223,597, respectively, for the years then ended.

During 2013, the Company generated significant revenues and left the exploration stage, however, the Company did not generate significant revenues during the years ended December 31, 2020, or 2019, and its cash flows are not sufficient to support all expenses of the Company. The Company as yet still requires substantial financing. Most of the financing has been provided by David Reichman, the Chief Executive Officer and Chairman. The Company is dependent upon his ability and willingness to continue to provide the financing necessary to meet reporting and filing requirements of a public company.

For the Company to remain a going concern, it will need to continue to receive funds from equity or debt financing and secure operating revenues. There can be no assurance that the Company will continue to receive any proceeds from equity offerings or that the Company will be able to obtain the necessary funds to finance its operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On March 11, 2020, the World Health Organization declared the outbreak of a coronavirus (COVID-19) a pandemic. As a result, economic uncertainties have arisen which have the potential to negatively impact the Company’s ability to raise funding from the markets. Other financial impact could occur though such potential impact is unknown at this time.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A) PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Ludicrous, Inc., TTI Strategic Acquisitions and Equity Group, Inc, TTII Oil & Gas, Inc., and G T International, Inc. All subsidiaries of the Company, other than TTI Strategic Acquisitions and Equity Group, Inc., currently have no financial activity. All significant inter-company balances and transactions have been eliminated.

B) USE OF MANAGEMENT’S ESTIMATES

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. These financial statements have material estimates for valuation of stock and option transactions.

C) CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained with major financial institutions in the U S. Deposits held with these banks at times exceed $250,000 of insurance provided on such deposits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. On December 31, 2020, and 2019, no excess existed. There were no cash equivalents on December 31, 2020, and 2019.

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D) FIXED ASSETS

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 7 years for furniture, fixtures, machinery and equipment. Leasehold improvements are amortized over the lesser of the term of the lease or the economic life of the asset. Routine repairs and maintenance are expensed when incurred.

E) INCOME TAXES

The Company follows ASC 740, “Income Taxes,”, which discusses recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F) REVENUE RECOGNITION

The Company had $8,500 and $0 in revenue during 2020 and 2019, respectively, for consulting services. However, these services are not expected to continue and therefore the Company currently has no source of operating revenue. The Company recognizes revenues in accordance with ASC 606 Revenue from Contracts with Customers. Revenue is recognized as services are rendered or when control of our products is transferred to our customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or products. The Company does not have any significant financing components as payment is received at or shortly after point of sale. The Company’s performance obligations related to services or products, transfers control to the customer at a point in time. Revenues for services and products are recorded upon shipment or delivery of services to the customer. If we subsequently determine that collection from that customer is not reasonably assured, we record an allowance for doubtful accounts and bad debt expense for all that customer’s unpaid invoices and cease recognizing revenue for continued services provided until cash is received.

G) STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with the provisions of ASC 718, “Compensation – Stock Compensation.” ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the reward- known as the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments are estimated using the Black Scholes option-pricing model adjusted for the unique characteristics of those instruments.

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Equity instruments issued to non-employees are recorded at their fair values as determined in accordance with ASC 718 as amended by ASU 2018-07. As such, the grant date is the measurement date of an award’s fair value.

H) INTANGIBLE ASSETS AND BUSINESS COMBINATIONS

The Company follows ASC 805, “Business Combinations,” and ASC 350, “Intangibles - Goodwill and Other”. ASC 805 requires the use of the purchase method of accounting for any business combinations, and further clarifies the criteria to recognize intangible assets separately from goodwill. Under ASC 350, goodwill and indefinite−life intangible assets are reviewed for impairment annually.

I) FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows ASC 820, “Fair Value Measurements,” defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

[ ]	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

[ ]	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

[ ]	Level 3 inputs to the valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2020, and 2019.

Marketable securities are reported at the quoted and listed market rates of the securities held at the year end.

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The following table presents the Company’s Marketable securities within the fair value hierarchy utilized to measure fair value on a recurring basis as of December 31, 2020, and 2019:

	Level 1	Level 2	Level 3
Marketable Securities – 2020	$31,000	$-0-	$-0-
Marketable Securities – 2019	$44,044	$-0-	$-0-

J) BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

The Company calculates earnings (loss) per share in accordance with ASC 260, “Earnings Per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share gives effect to dilutive convertible securities, options, warrants and other potential common stock outstanding during the period; only in periods in which such effect is dilutive. For 2020 there were 4,500,664 stock options outstanding, however their effects were anti-dilutive. In 2019, there were no common stock equivalents.

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	For the Years Ended
	December 31,
	2020	2019
Loss (numerator)	$(2,778,486)	$(1,428,835)
Shares (denominator)	207,923,257	178,502,990
Basic and diluted loss per share	$(.01)	$(.01)

K) RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

L) MARKETABLE SECURITIES

The Company purchases marketable securities and engages in trading activities for its own account. Securities that are held principally for resale in the near term are recorded at fair value with changes in fair value included in earnings. Interest and dividends are included in net Interest Income.

M) Concentrations

The Company generated 100% of its revenue from one customer during 2020. There were no revenues in 2019.

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NOTE 3 – RELATED PARTY TRANSACTIONS

Notes Payable-Related Party

The Company is indebted to the officers of the Company for unpaid wages, expenses and cash advances from current and previous years that were converted into Notes during 2019. Various Directors and Shareholders have also advanced funds to the Company to support operations. The balances on December 31, 2020, and 2019 for Related Party Notes Payable are $0 and $3,540,405, respectively. Accrued interest on the related party notes on December 31, 2020, and 2019 total $0 and $298,796, respectively. On December 19, 2020, the Company converted $3,540,405 of notes payable and $434,345 of accrued interest on related party notes into 4,663,705 shares of common stock and 4,500,664 stock options, leaving $0 related party notes and accrued interest on December 31, 2020. The value of the shares and options issued for notes payable, interest, accrued wages and accounts payable to related parties, and the related gain on forgiveness of the remaining debt recorded as additional paid-in capital is further described below:

	Stock	Options	Gain	Total
Notes payable	$387,674	$339,952	$2,812,779	$3,540,405
Accrued interest	47,561	41,706	345,078	434,345
Accrued wages	74,460	65,295	540,245	680,000
Accounts payable	982	860	7,114	8,956
Totals	$510,677	$447,813	$3,705,216	$4,663,706

Mr. Reichman, our CEO, has rendered services to the Company and his wages have been accrued in accrued expenses during 2017, 2018 and 2019. On December 30, 2019, Mr. Reichman agreed to consolidate accrued wages, auto allowance and cash advances in the amount of $2,016,672, into a long-term Note Payable bearing interest at 5% with a term date of July 15, 2021. On December 31, 2019, the Notes Payable to Mr. Reichman totaled $2,437,717. On December 19, 2020, Mr. Reichman’s Notes, accrued interest and 2020 accrued wages, totaling $3,192,385 were converted to 3,192,385 shares of common stock and 3,080,781 stock options. On December 31, 2020, Mr. Reichman’s Note payable was $0. Accrued interest on Mr. Reichman’s Notes was $0 and $163,254 on December 31, 2020, and 2019, respectively.

Mrs. Griffin, our President, has rendered services to the Company and her wages have been accrued in accrued expenses during 2017, 2018 and 2019. On December 30, 2019, Mrs. Griffin agreed to consolidate accrued wages and expenses into a long-term Note Payable of $563,000, bearing 5% interest, with a term date of July 15, 2021. On December 31, 2019, the Notes Payable to Mrs. Griffin totaled $769,670. On December 19, 2020, Mrs. Griffin’s Notes, accrued interest and 2020 accrued wages, totaling $1,045,700 were converted to 1,045,700 shares of common stock and 1,009,143 stock options. On December 31, 2020, Mrs. Griffin’s Note payable was $0. Accrued interest on Mrs. Griffin’s Notes was $0 and $67,168 on December 31, 2020, and 2019, respectively.

On December 13, 2012, the Company executed a note payable to an individual and board member in the amount of $19,000, interest accrues at 8% per annum, unsecured, due after 8 months of execution, but extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 30,459 shares of common stock and 26,459 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $10,319 respectively.

On March 6, April 22, April 30, May 24, June 14, June 21, July 3, July 30, November 20, December 2, December 13, 2013, the Company executed notes payable to an individual and board member in the total amount of $31,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, but extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 44,532 shares of common stock and 38,683 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $12,137, respectively.

On January 2, January 21, April 24, May 19, July 28, August 26, and December 23, 2014, the Company executed notes payable to an individual and board member in the total amount of $31,500, interest accrues at 6% per annum, unsecured, due after 8 months of execution, but extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 43,536 shares of common stock and 37,818 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $10,617, respectively.

On February 11, April 21, May 6, June 8, June 15, July 17, August 19, October 20, 2015, and January 22, 2016, the Company executed notes payable to an individual and board member in the total amount of $34,800, interest accrues at 6% per annum, unsecured, due after 8 months of execution, but extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 45,837 shares of common stock and 39,817 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $9,471, respectively.

On February 28, 2013, the Company executed a note payable to a Trust and shareholder, whose Trustee is our CEO, in the amount of $5,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, and extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 7,275 shares of common stock and 6,320 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $2,050, respectively.

On July 23, July 24, August 18, August 26, and September 13, 2013, the Company executed a note payable to a Trust and shareholder, whose Trustee is our CEO, in the total amount of $80,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution. $7,924 was paid on December 31, 2020, leaving a balance of $72,076. On December 19, 2020, the loan and accrued interest were converted into 75,319 shares of common stock and 65,427 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $0, respectively.

On May 15, July 12, July 17, and November 22, 2013, the Company executed notes payable to a Trust and shareholder, whose Trustee is our CEO, in the total amount of $83,877, interest accrues at 6% per annum, unsecured, due after 8 months of execution, and extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 96,430 shares of common stock and 83,765 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $8,778, respectively.

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On January 22, 2014, the Company executed a note agreement with a Trust and shareholder, whose Trustee is our CEO, in the amount of $14,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, and has been extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 19,619 shares of common stock and 17,042 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $4,989, respectively.

On April 7, 2014, April 17, 2014, June 6, 2014, July 18, 2014, and October 10, 2014, the Company executed note agreements with a Trust and shareholder whose Trustee is our CEO, in various amounts totaling $24,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, and has been extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 33,528 shares of common stock and 29,124 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $8,448, respectively.

On October 10, 2014, the Company executed a note payable to a Trust and shareholder, whose Trustee is our CEO, in the amount of $5,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, but extended to July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 6,792 shares of common stock and 5,900 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $1,567, respectively.

On December 30, 2019, the Company executed a note payable to a Trust and shareholder, whose Trustee is our CEO, in the amount of $12,765, interest accrues at 6%, per annum, unsecured, due on July 15, 2021. On December 19, 2020, the loan and accrued interest were converted into 13,339 shares of common stock and 11,587 stock options. On December 31, 2020, the balance of this loan is $0. Accrued interest on December 31, 2020, and 2019 was $0 and $0, respectively.

(b) Additional detail to all Notes Payable-Related Party is as follows:

2020	2019	Interest	Interest Expense
Principal	Principal	Rate	12/31/2020	12/31/2019	Maturity
$-	$2,016,672	5.00%	$75,265	$-	7/15/21
-	563,000	5.00%	21,113	-	7/15/21
-	409,920	5.00%	15,372	20,496	7/15/21
-	11,125	5.00%	417	556	7/15/21
-	200,000	5.00%	7,500	10,000	7/15/21
-	6,670	5.00%	249	334	7/15/21
-	19,000	8.00%	1,140	1,520	7/15/21
-	31,000	6.00%	1,170	1,560	7/15/21
-	31,500	6.00%	1,419	1,892	7/15/21
-	34,800	6.00%	1,566	2,088	7/15/21
-	5,000	6.00%	225	300	7/15/21
-	72,076	6.00%	3,600	4,800	7/15/21
-	-	6.00%	2,214	2,952	N/A
-	-	6.00%	113	150	N/A
-	83,877	6.00%	1,005	1,340	7/15/21
-	14,000	6.00%	630	840	7/15/21
-	24,000	6.00%	1,080	1,440	7/15/21
-	5,000	6.00%	225	300	7/15/21
-	12,765	6.00%	573	-	7/15/21

$0	$3,540,405		$134,876	$50,568

Due to Officers and Directors

Due to officers consists of cash advances and expenses paid by Mr. Reichman to satisfy the expense needs of the Company. The balance of advances made by Mr. Reichman on December 30, 2019, in the amount of $400,223, were consolidated with other amounts due Mr. Reichman, and a Note Payable was issued in its stead. The payables and cash advances are unsecured, due on demand and do not bear interest. During 2020 Mr. Reichman advanced $177,513 to the Company to cover operating expenses and was repaid $68,000. During 2019 Mr. Reichman advanced $108,192, to the Company and was repaid $62,591. On December 31, 2020, and 2019, the amounts Due to Officers and Directors for cash advances and expenses are $109,513 and $0, respectively.

NOTE 4 - FIXED ASSETS

During the year ended 2020, the Company wrote off all fixed assets purchased prior to 2019, that were fully depreciated. Depreciation expense was $267 and $0 during the years ended December 31, 2020, and 2019, respectively.

Fixed assets consist of the following:

	2020	2019
Computer equipment	$3,213	$134,896
Office equipment	-	22,600
Telephone equipment	-	12,900
Total fixed assets	3,213	170,396
Accumulated Depreciation	(267)	(170,396)
Net fixed assets	$2,946	$-

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NOTE 5 - NOTES PAYABLE

(a) NOTES PAYABLE IN DEFAULT:

Notes payable in default consist of various notes bearing interest at rates from 5% to 9%, which are unsecured with original due dates between August 2000 and December 2016. All the notes are unpaid to date and are in default and are thus classified as current liabilities. On December 31, 2020, and 2019, notes payable in default amounted to $871,082 and $871,082, respectively. Accrued interest on the notes in default on December 31, 2020, and 2019 are $345,663 and $310,307, respectively. Below is a discussion of the details to the notes payable in default and a table summarizing the notes in default with additional information.

During 2002, the Company settled a trade payable in litigation by executing a note payable to a Company in the amount of $18,000, interest accrues at 6% per annum, unsecured, due September 1, 2002, and in default . Accrued interest on December 31, 2020, and 2019 is $20,880 and $19,800, respectively.

Also, during 2002, in settlement of another trade payable, the Company executed a note payable to a Company in the amount of $30,000, interest accrues at 6% per annum, unsecured, due September 12, 2002, in default. Accrued interest on December 31, 2020, and 2019 is $32,299 and $30,499, respectively.

During 2000, the Company executed a note payable to an individual in the amount of $25,000, interest accrues at 5% per annum, unsecured, due August 31, 2000, in default. Accrued interest on December 31, 2020, and 2019 is $27,091 and $25,839, respectively.

In 2002, the Company settled an obligation with a consultant by executing a note payable for $40,000, interest accrues at 7% per annum, unsecured, due July 10, 2002, in default. Accrued interest on December 31, 2020, and 2019 is $52,287 and $49,487, respectively.

On December 27, 2009, the Company executed a note payable to an individual for various advances to the Company in the amount of $292,860. On June 26, 2013, this note was renegotiated to include the accrued interest. The new note balance is $388,376 and interest accrues at 5% per annum, unsecured, and is extended to October 5, 2019, with monthly installments beginning in 2014 of $5,553, which did not occur. This note is in default. Accrued interest on December 31, 2020, and 2019 is $145,909 and $126,489, respectively.

On January 27, 2010, the Company executed a note payable to a corporation in the amount of $192,000, bears no interest and is due on demand after 6 months of execution and is unsecured. No demand has been made at the date of these financial statements, but the note is in default. Interest expense in the amount of $13,440 has been imputed for this note in 2020 and 2019, with an offsetting entry to Paid in Capital.

On August 28, 2012, and September 17, 2012, the Company executed a note payable to a corporation in the amount of $12,000 and $20,000, respectively. On June 26, 2013, this note was renegotiated to include the accrued interest. The new note balance is $32,960 and interest accrues at 5% per annum, unsecured, and is extended to October 5, 2018, with monthly installments beginning in 2014 of $473, which did not occur, and is unsecured and in default. Accrued interest on December 31, 2020, and 2019 is $12,383 and $10,735, respectively.

On April 12, 2012, the Company executed a note payable to a corporation in the amount of $100,000, however on June 26, 2013, this note was renegotiated to bear interest at 5% per annum, unsecured, extended to October 5, 2018, with monthly installments beginning in 2014 of $1,430, which did not occur, and this note is in default. Accrued interest on December 31, 2020, and 2019 is $37,568 and $32,568, respectively.

On December 31, 2012, the Company executed a note payable to a corporation in the amount of $32,000, however on June 26, 2013, this note was renegotiated to include accrued interest. The new note balance is $32,746, bears interest at 5% per annum, unsecured, extended to October 5, 2018, with monthly installments beginning in 2014 of $468, which did not occur, and this note is in default. Accrued interest on December 31, 2020, and 2019 is $12,300 and $10,664, respectively.

On March 11, 2014, the Company executed a note agreement with an LLC in the amount of $5,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, extended to October 5, 2018, and is in default. Accrued interest on December 31, 2020, and 2019 is $2,042 and $1,742, respectively.

On January 31, 2014, the Company executed a note agreement with a corporation in the amount of $7,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, but extended to October 5, 2018, and is in default. Accrued interest on December 31, 2020, and 2019 is $2,904 and $2,484, respectively.

F-14

None of the above notes are convertible or have any covenants.

(b) Additional detail to all Notes Payable in Default is as follows:

2020	2019	Interest	Interest Expense
Principal	Principal	Rate	12/31/2020	12/31/2019	Maturity
$32,960	32,960	5.00%	1,649	1,648	10/5/18
32,746	32,746	5.00%	1,637	1,636	10/5/18
5,000	5,000	6.00%	300	300	10/5/18
100,000	100,000	5.00%	5,000	5,000	10/5/18
7,000	7,000	6.00%	420	420	10/5/18
388,376	388,376	5.00%	19,420	19,419	10/5/18
192,000	192,000	0%	13,440	13,440	10/5/18
18,000	18,000	6.00%	1,080	1,080	9/1/2002
30,000	30,000	6.00%	1,800	1,800	9/12/2002
25,000	25,000	5.00%	1,250	1,250	8/31/2000
40,000	40,000	7.00%	2,800	2,800	7/10/2002

$871,082	$871,082		$48,796	$48,793

On December 31, 2020, and 2019, accrued interest on the outstanding notes payable were $345,663 and $310,307, respectively and related party notes was $0 and $298,796, respectively. Interest expense on the outstanding notes amounted to $183,669 and $99,361 for the years ended December 31, 2020, and 2019, including the imputed interest discussed above.

(c) CONVERTIBLE DEBENTURE:

On November 27, 2020, the Company executed a convertible debenture with a corporation in the amount of $74,800, interest accrues at 10% per annum, unsecured, due on November 27, 2021. The debenture includes a conversion right to be exercised at any time 180 days after execution of the note and is convertible into common stock of the Company at 75% of the market price, being calculated as the lowest three trading prices during the fifteen-trading day period prior to conversion. The Debenture also required the Company to reserve 5 times the expected conversion share amount at the transfer agent, to insure there are sufficient shares available upon conversion.

The convertible debenture also contains a OID or original issue discount of $6,800, which was deducted from the proceeds, thus advancing $68,000 to the Company. Because the Company subsequently prepaid the debenture, the OID was completely expensed in the 2020 year.

The convertible debenture can be prepaid before the maturity date, however, if it is prepaid there are penalties associated with an early prepayment as follows:

Payment within 60 days of execution, prepayment penalty is 15%.

Payment after 60 days but within 90 days, prepayment penalty is 20%

Payment after 90 days but within 120 days, prepayment penalty is 25%

Payment after 120 days but within 180 days, prepayment penalty is 29%

Because the Company prepaid the Convertible Debenture on February 26, 2021 (see subsequent events), the Company accrued the related penalties pursuant to the agreement, along with the accrued interest. Accrued interest and penalties on December 31, 2020, was $12,045, and the Convertible Debenture balance was $74,800.

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NOTE 6 - INCOME TAXES

The Company follows the provisions of ASC 740, “Income Taxes.” This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

	2020	2019
Deferred tax assets:
NOL carryover	$3,508,211	$3,354,581
Valuation allowance	(3,508,211)	(3,354,581)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 21% to pretax income from continuing operations for the years ended December 31, 2020, and 2019.

The components of income tax expense are as follows:

	2020	2019

Book loss	$(583,482)	$(300,055)
Stock based compensation	427,056	203,606
Non-deductible expenses	87	1,352
Unrealized/Realized gains or losses on Securities (net)	2,709	1,642
Change in NOL valuation allowance	153,630	93,455
	$-	$-

The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty of the utilization of net operating loss carry forwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate. A provision for income taxes has not been made due to net operating loss carry-forwards of $15,878,689 and $15,147,119 as of December 31, 2020, and 2019, respectively, which may be offset against future taxable income. No tax benefit has been reported in the financial statements.

F-16

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 31,
	2020	2019

Beginning balance	$3,354,581	$3,261,126
Additions based on tax positions related to current year	153,630	93,455
Additions for tax positions of prior years	-	-
Reductions for tax positions of prior years	-	-
Reductions in benefit due to income tax expense	-	-
Ending balance	$3,508,211	$3,354,581

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes. As of December 31, 2020, and 2019, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015.

NOTE 7 - STOCKHOLDERS’ DEFICIT

A) NUMBER OF SHARES AUTHORIZED

The Board of Directors have authorized 350,000,000 shares of common stock to be issued at a par value of $0.001. As of December 31, 2020, and 2019, 230,498,005 and 205,277,990 shares of common stock are issued and outstanding, respectively.

B) PREFERRED STOCK

The Board of Directors authorized 50,000 shares of “blank check” preferred stock. The terms, rights and features of the preferred stock will be determined by the Board of Directors upon issuance. Subject to the provisions of the Company’s certificate of amendment to the articles of incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company.

F-17

During 2016, Board of Directors authorized the issuance of 1,000 shares of Series A Preferred Stock to David Reichman, the Company’s CEO. Mr. Reichman has advance significant capital and expended significant time to the Company without compensation. As an effort to give Mr. Reichman security for his advances, the 1,000 shares of preferred were issued. The Series A Preferred Shares have the following features attached:

1)	Non-participating in the dividends to the Common Shareholders
2)	No Liquidation Preference
3)	Voting Rights to include: the right to vote in an amount equal to 51% of the total vote with respect to any proposal relating to (a) increasing the authorized share capital of the Company, (b) effecting any forward stock split of the Company’s authorized, issued or outstanding shares of capital stock, and (c) any other matter subject to a shareholder vote.
4)	No conversion rights
5)	Redemption Rights: The Series A shares shall be automatically redeemed upon (a) Mr. Reichman ceases to serve as an officer or director of the Company, (b) on the date that the Company’s shares or common stock first trade on any national securities exchange

C) ISSUANCES OF COMMON STOCK

On June 28, 2019, the Board of Directors authorized the issuance of 5,000,000 shares for services valued at $262,500, the market price of the shares upon authorization.

On October 10, 2019, the Board of Directors authorized the issuance of 1,000,000 shares for cash of $25,000 pursuant to a private placement memorandum.

On December 19, 2019, the Board of Directors authorized the issuance of 8,000,000 shares for services valued at $168,000, the market price of the shares upon authorization.

On December 21, 2019, the Board of Directors authorized the issuance of 15,500,000 shares for services valued at $389,050, the market price of the shares upon authorization.

On December 21, 2019, the Board of Directors authorized the issuance of 5,000,000 shares for the employee profit sharing plan valued at $150,000, the market price of the shares upon authorization.

On May 6, 2020, the Board of Directors authorized the issuance of 3,040,000 shares for services valued at $60,800, the market price of the shares upon grant.

On June 24, 2020, the Board of Directors authorized the issuance of 1,500,000 shares for services valued at $30,000, the market price of the shares upon grant.

On September 3, 2020, the Board of Directors authorized the issuance of 500,000 shares for services valued at $20,750, the market price of the shares upon grant.

On September 23, 2020, the Board of Directors authorized the issuance of 1,500,000 shares for services valued at $30,000, the market price of the shares upon grant.

On November 18, 2020, the Board of Directors authorized the issuance of 10,000,000 shares for IR and marketing services valued at $1,158,000, the market price of the shares upon grant.

On December 3, 2020, the Board of Directors authorized the issuance of 3,000,000 shares for IR services valued at $322,500, the market price of the shares upon grant. Since the service period had not been completed on December 31, 2020, the Company recorded a prepaid expense in the amount of $222,167, which will be expensed in the first quarter 2021.

On December 16, 2020, the Board of Directors authorized the issuance of 3,000,000 shares for services valued at $249,674, the market price of the shares upon grant.

On December 19, 2020, the Board of Directors authorized the issuance of 4,663,705 shares for the conversion of related party notes payable and accrued interest of $510,676, the market price of the shares upon grant.

On December 19, 2020, the Board of Directors authorized the issuance of 2,500,000 shares for the services valued $161,875, the market price of the shares upon grant.

On December 31, 2020, the Board of Directors authorized the issuance of 184,840 shares previously “held for cancellation” shares that were issued in 2013 for services. No expense was recorded for this adjustment.

D) 2007 OMNIBUS STOCK AND INCENTIVE PLAN

On September 24, 2007, the Board of Directors authorized the creation of the 2007 Omnibus Stock and Incentive Plan (the “2007 Plan”). The 2007 Plan was approved by the stockholders on November 28, 2007. An aggregate of 60,000 shares of common stock is reserved for issuance and available for awards under the 2007 Plan.

F-18

Awards under the 2007 Plan may include non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units and performance awards. For a complete description of the Plan, see Global Tech’s Form 8-K filed with the SEC on November 7, 2007.

E) UNEARNED ESOP SHARES

Effective January 1, 2009, the Company organized the Tree Top Industries Profit-Sharing Plan Trust, to manage the Company’s Employee Stock Option Profit-Sharing Plan (“the Plan”). On November 13, 2018, the Trust name was changed to Global Tech Industries Group Profit Sharing Plan Trust. At the direction of the Board of Directors, the Company annually issues shares to the Trust for the future benefit of the employees of the Company. The plan allows the Board of Directors to issue shares to the Trust annually to be allocated to the participants.

The Plan was organized consistent with the requirements of Section 401(a) of the Internal Revenue Code of 1986; however, the Plan has not been administered as a qualified retirement plan, and therefore, the shares issued to the ESOP have not been deducted for federal tax purposes. The employee group is a Top-Heavy group of Key Employees; however, the plan will also cover all employees that are eligible. Eligibility occurs for each employee that is employed on the anniversary date of the Plan. Participation shall cease upon the termination of the employee services, on account of death, disability, retirement or the separation from the employer. Each year the Employer shall contribute either cash or stock of the Corporation, an amount to the Plan as shall be determined by the Board of Directors. The contributions vest as follows:

For each of the first two years of Service	10% per year
Each additional year of Service over two years	20% additional
Full vesting after six years of Service

Retirement and death benefits commence at the termination of Service. Benefits may be paid in Cash, Stock or through a Qualified Join and Survivor Annuity.

Pursuant to ASC 718, the Company’s ESOP Plan is a non-leveraged plan, and therefore compensation expense is recorded at the fair value of the shares issued at the grant date. The Company has never issued dividends to its shareholders, and therefore no dividends have been issued to the ESOP plan. The ESOP shares are considered issued and outstanding for the earnings per share computation. Compensation expense of $0 and $150,000 has been recorded during 2020 or 2019, respectively, for the ESOP shares issued. There have been 23,500,000 and 23,500,000 shares allocated to the participants of the Plan, as of December 31, 2020, and 2019, respectively and none of the shares have been committed for release. There are no shares in suspense as of December 31, 2020, and 2019, respectively. The fair value of the ESOP shares being held by the Trust as of December 31, 2020, and 2019 is $2,350,000 and $878,900, respectively. There is no repurchase obligation on the Company to purchase back any shares issued to the ESOP Trust. No dividends have been issued to the ESOP Trust, therefore there has been no tax benefit treatment in the Earnings Per Share computation.

In December 2019, the Company issued 5,000,000 shares to the ESOP Trust account for the future benefit of the employees of the Company. These shares have been recorded as compensation expense of $150,000, which was the fair value of the shares at the grant date. No ESOP shares were issued for the 2020 year.

F) STOCK OPTIONS

On December 19, 2020, in conjunction with the conversion of related party notes, accrued interest and compensation, the Company authorized the issuance of 4,500,664 stock options with the following features:

●	One option allows for the purchase of one share of common stock
●	The strike price of the option is $.01
●	The conversion term is 2 years from issuance date
●	All options are vested immediately

The value of the options were determined using the Black-Scholes valuation method, and the Company uses the following methods to determine its underlying assumptions: expected volatilities are based on the historical monthly closing price of the Company’s common stock; the expected term is 2 year, the risk free interest rate used is based on the U.S Treasury implied yield zero-coupon issue with similar life terms to the expected life of the grant; and the expected divided yield is based on the current annual dividend. No compensation was recorded with the 4,500,664 option issuance as the $447,813 valuation of the options granted did not exceed the recorded amount of debt it was converting.

Assumptions:	2020	2019
Assumptions applicable to stock options issued
Risk-free interest rate	3%	-
Expected lives (in years)	2	-
Expected stock volatility	72%	-
Dividend yield	-	-

Stock option transactions are as follows:

		Weighted	Weighted
		Average	Average	Aggregate
		Exercise	Remaining	Intrinsic
	Shares	Price	Term	Value
Outstanding on January 1, 2019	-	$-	-	$-
Granted
Exercised
Forfeited
Outstanding on December 31,2019	-	$-	-	$-
Granted	4,500,664	$.01	2 yrs	$427,563
Exercised
Forfeited
Outstanding on December 31, 2020	4,500,664	$.01	2 yrs	$427,563

F-19

NOTE 8- COMMITMENTS AND CONTINGENCIES

A) LEASES

Global Tech Industries Group, Inc. currently does not lease, rent or own any property.

B) LITIGATION

On December 31, 2012, Global Tech and its new subsidiary, TTII Oil & Gas, Inc., a Delaware corporation, signed a binding asset purchase agreement with American Resource Technologies, Inc. (“ARUR”), a Kansas corporation, to acquire all the assets of ARUR for a purchase price of $513,538, which was paid in the form of 4,668,530 shares of Global Tech’s common stock as described in the asset purchase agreement. The shares were valued at $0.11 per share, based on the closing trading price of the common stock on the Closing Date. The assets purchased from ARUR include a 75% working interest in oil and gas leases in Kansas, as well as other oil field assets, a natural gas pipeline, currently shut down that is also located in Kansas, 25% interest in three other business entities operating in Kansas, and accounts receivables from two companies operating in Brazil in the amounts of $3,600,000 and $3,600,000 respectively. TTII Oil & Gas, Inc. also purchased three promissory notes in the amounts of $100,000, $100,000 and $350,000, as well an overdue contract for revenue in the amount of $1,000,000. Finally, a gun sight patent was also acquired from Century Technologies, Inc. All accounts and notes receivable were deemed uncollectable due to the age and circumstances, and therefore were assessed no value in the asset purchase. The equity ownerships were also deemed to be impaired due to the inactive nature of the entities and were not allocated any value. The gun sight patent was also not readily assessable as to value and no purchase price was allocated to this asset. Also, due to the mechanic’s lien and lawsuit on the oil leases, as well as the absence of an official reserve report, the oil lease was also impaired, and no value was recorded for this asset. In September 2015, the Chautauqua County Court decided that American Resource Technologies Inc management and Board of Directors improperly acted and rendered the original Agreement a nullity. During 2019, the Company removed additional obligations related to the ARUR acquisition and settled legal fees due.

During March 2013, the Company was named in an action pertaining to the 75% working interest in the Ownbey Lease. After the Company’s purchase of the assets and the termination of the operator, a mechanics lien was filed against the property claiming approximately $267,000 in fees are due to the previous operator. An action commenced in the District Court of Chautauqua County, Kansas, captioned Aesir Energy, Inc. vs. American Resource Technologies, Inc.; Nancy Ownbey Archer; Jimmy Stephen Ownbey; Robbie Faye Butts; Global Tech Industries Group, Inc. and TTII oil & Gas, Inc. In February 2017, the Chautauqua Court ruled that the acquisition agreement be nullified. During 2019, all assets and liabilities were removed from the Company’s books including an asset retirement obligation of $101,250 that was associated with the oil and gas property and recorded as a gain on settlement. No other monetary claims have been asserted against GTII or TTII Oil & Gas, Inc

On February 3, 2017, the Company filed suit in Eastern District Federal Court New York against American Resource Technologies, Inc., (ARUR) and several directors and officers relating to the Chautauqua County Court Kansas decision nullifying the acquisition Agreement of ARUR. The Company has made several attempts to recover the shares of GTII stock paid to ARUR for the asset acquisition and the various costs and expenses expended by GTII in fulfillment of its obligations under the contract with ARUR. The failure of non-litigation attempts to resolve the matter resulted in filing an action for declaratory judgment in the US District Court for the Eastern District of New York, Docket No. 17-CV-0698. The case was subsequently withdrawn due to the close of ARUR operations. During 2020, the Company was successful in recalling the 4,668,530 shares and cancelling them from the shareholder list

On December 30, 2016, the Company executed a stock purchase agreement (the “Agreement”), which was signed and closed in Hong Kong, with GoFun Group, Ltd. through its wholly owned subsidiary Go F & B Holdings, Ltd. GoFun Group, Ltd. is a privately held company running a casual dining restaurant business, based in Hong Kong. Subsequent to the agreement being signed, GoFun Group failed to substantially perform under the agreement, including, but not limited to providing audited financials of its assets, making the ongoing payments called for in the agreement, along with other matters that led Global Tech to initiate litigation in the United States. Currently, Global Tech and GoFun are litigating the matter in the U.S District Court for the southern district of New York. The original acquisition agreement and rescission was recorded on the Company’s books in 2016, however the physical share certificates were not returned to the Company. During the last quarter 2019, the Company was able to secure, via preliminary settlement, the return of 43,649,491 shares of the Company’s stock, that was issued in good faith to GoFun in anticipation of a final stock exchange. The stock has since been returned to the Company’s treasury and cancelled. The Company also reclassified a deposit received from GoFun shareholders in the amount of $128,634 for future share issuances pursuant to the Acquisition Agreement, to a Gain on Settlements and Debt Relief as part of the legal settlement of this case. As of this writing, motions are pending that may require remaining negotiations to continue in arbitration.

On December 30, 2019, a dispute between the Company and its counsel regarding the GoFun matter, above, resulted in a filing, and subsequent settlement, of an action in the Supreme Court of the State of New York for the County of New York (Index No. 656396/2019). Pursuant to the settlement, prior counsel for the Company accepted previously-issued shares in 2016, as full payment for all legal work, expenses, costs, and other fees.

F-20

C) EMPLOYMENT AGREEMENT

Effective October 1, 2007, the Company entered into a two-year employment agreement with David Reichman, Chief Executive Officer, pursuant to which Mr. Reichman was paid an annual salary of $250,000, payable in semi-monthly installments. In addition, Mr. Reichman may be paid a bonus or bonuses during each year, as determined at the sole discretion of the Board of Directors and receive stock options to purchase 1.2 million shares of common stock as discussed above. During the year ended December 31, 2009, the Board of Directors approved the extension of this contract an additional two years from the date of expiration, at an annual salary of $500,000. During the year ended December 31, 2012, the Board of Directors approved the extension of this contract until December 31, 2013, with a salary of $1. Mr. Reichman’s salary has been accruing because Global Tech is without the resources to pay the salary in full. This employment agreement was filed on November 7, 2007, as exhibit 99.2 to a current report of the Company on Form 8-K and is incorporated herein by reference. Mr. Reichman’s contract has been extended by mutual consent to December 31, 2017. Predicated upon the executed Agreement between GTII and GoFun, The Board of Directors of GTII voted pursuant to the Agreement to begin salary payments as of April 2, 2017, retroactive to January 1, 2017, and thru December 31, 2020.

Effective April 1, 2009, the Company entered into a three-year employment agreement with Kathy Griffin, President, pursuant to which Mrs. Griffin was paid an annual salary of $127,500, payable in semi-monthly installments. In addition, Mrs. Griffin may be paid a bonus or bonuses during each year, as determined at the discretion of the CEO, and receive stock options to purchase shares of common stock as discussed above. Mrs. Griffin was given a salary increase effective April 1, 2010, to an annual salary of $180,000. This salary increase accrued in 2010 because Global Tech was without resources to pay the salary increase. This employment agreement was filed on March 25, 2010, as exhibit 10.1 to a current report of the Company on Form 8-K and is incorporated herein by reference. Mrs. Griffin’s employment contract has been extended on December 31, 2012, until December 31, 2013, with a salary of $1. Mrs. Griffin’s contract was extended by mutual consent to December 31, 2017. Predicated upon the executed Agreement between GTII and GoFun, The Board of Directors of GTII voted pursuant to the Agreement to begin salary payments as of April 2, 2017, retroactive to January 1, 2017, and thru December 31, 2020.

F-21

NOTE 9 - MARKETABLE SECURITIES

The Company has acquired various shares of Marketable Securities over the past several years and engages in trading activities for its own account. The Company’s marketable securities are listed on various exchanges with readily determinable fair value per the guidance of ASC 321, “Investments – Equity Securities.” The fair value of these shares on December 31, 2020, and 2019 amounted to $31,000 and $44,044, respectively. All realized gains and losses and unrealized gains and losses are recorded in earnings. For the year ended December 31, 2020, the Company recorded a net loss of $12,901 which consisted of realized gains of $40, and unrealized losses of $12,941. For the year ended December 31, 2019, the Company recorded a net gain of $67,342 which consisted of realized gains of $75,190 and unrealized losses of $7,848. The Company does not hold any equity securities that do not have readily available fair values, therefore no impairment analysis or other methods to determine value are used.

NOTE 10 - ASSET RETIREMENT OBLIGATION

During 2013, the Company began the re-work project on various well associated with the Ownbey Oil and Gas Lease purchased on December 31, 2012. The Company will be required as part of the purchase of this lease to remediate the Ownbey property upon its abandonment of the lease. In accordance with FASB ASC 410, “Asset Retirement and Environmental Obligations,” the Company recognized the fair value of the liability for an asset retirement obligation in the amount of $101,250. Because the Company does not have a certified valuation report for the Ownbey lease we did not capitalize this cost, but instead expensed the entire amount during the 2013 year. During 2019 the Company reversed all obligation associated with the ARUR acquisition due to the Kansas Court ruling (see litigation in Note 8) The following table describes all changes to the Company’s asset retirement obligation liability during 2020 and 2019:

	December 31,
	2020	2019
Asset retirement obligation-beginning of year	$-	$101,250
Liabilities incurred	-	-
Accretion expense	-	-
Rescission of agreement	-	(101,250)
Asset retirement obligation-end of year	$-	$-

NOTE 11 - SUBSEQUENT EVENTS

On February 26, 2021, the Company prepaid the Convertible Debenture before it’s due date by paying all principal, interest and penalties in the amount of $91,924. All reserved share for the conversion of the debenture were released by our transfer agent for future issuances.

On February 28, 2021, the Company executed a final Stock Purchase Agreement wherein the Company acquired all the issued and outstanding stock of Gold Transactions International, Inc. (GTI) (a Utah Corporation), for the issuance of 6,000,000 shares of common stock valued at $6,000,000. Effective March 1, 2021, the operations of GTI will be consolidated with the Company. GTI is in the business of participating, through a License Agreement, with a private joint venture network of companies, in transporting, assaying, buying, storing and selling gold from international artisan gold miners. After the mined ore gold has been shipped to a network third party refinery in the DMCC, a free trade zone in Dubai, the artisan miner’s gold is purchased and refined and sold to the network’s customers. GTI makes revenue on the margin spread of the buy and sell prices.

There was no acquisition related cost incurred in acquiring GTI. GTI has assets of $5,044,610 with current portion of long-term debts in the amount of $246,958, and long-term debt of $4,797,652. GTI has had no revenues from inception on November 10, 2020, through the end of the 2020 year. Revenues, however, have commenced in the 2nd quarter of 2021. Because the acquisition occurred after the Company’s yearend, no revenues or expenses have been included in the consolidated financial statements included herein. The Company will record the acquisition price of 6,000,000 shares valued at $6,000,000 as an intangible asset and will assume GTI’s assets and liabilities.

On March 15, 2021, the Company issued 3,000,000 shares as part of a 2020 IR services agreement, and issued another 3,000,000 shares to professionals for services rendered during the 1st quarter 2021.

On March 21, 2021, the Company, signed a binding, letter agreement with Bronx Family Eye Care, Inc. (BFE), engaged in the business of full scope optometry at its four primary locations, three of which are in the Bronx, one of which is in Manhattan, New York, as well as at a fabrication facility in the Bronx. The two companies agreed to engage in a business combination such that BFE will become a wholly owned subsidiary of GTII, and the shareholders of BFE will acquire two million six hundred fifty thousand (2,650,000) shares of the Company’s common stock, subject to the terms and conditions set forth in the Agreement.

There were no acquisition related costs incurred in acquiring BFE. Due to the acquisition occurring only 9 days before the Company’s filing deadline, the Company has not had a chance to review or audit the assets, liabilities and operating results of BFE, and the initial accounting of the BFE acquisition is incomplete as of the date of the Company’s 10-K filing. Therefore, disclosures related to the issuers recording of the acquisition, and related balance sheet and income statement disclosures cannot be made at this time. Because the acquisition of BFE occurred after the year end of the Company, no revenues or expenses have been included in the consolidated financial statements included herein. BFE is a currently operating company with revenues in excess of $1,000,000 annually.

The Company has evaluated events subsequent to the balance sheet through the date the financial statements were issued and noted no additional events requiring disclosure.

F-22

ITEM 1. FINANCIAL STATEMENTS

GLOBAL TECH INDUSTRIES GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$295,083	$2,479
Prepaid expenses	-	222,167
Marketable securities	195,000	31,000

Total Current Assets	490,083	255,646

PROPERTY & EQUIPMENT (NET)	2,143	2,946

OTHER ASSETS
License, net	3,958	-
Fine art	67,845	-

Total Other Assets	71,803	-

TOTAL ASSETS	$564,029	$258,592

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$688,733	$610,715
Accounts payable and accrued expenses-related parties	521,274	8,953
Accrued interest payable	376,007	357,708
Notes payable in default	871,082	871,082
Due to related parties	83,883	109,513
Convertible debenture	-	74,800
Notes payable	200,000	-
Stock deposits	490,000	-

Total Current Liabilities	3,230,979	2,032,771

Total Liabilities	3,230,979	2,032,771

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $.001, 50,000 authorized, 1,000 issued and outstanding	1	1
Common stock, par value $0.001 per share, 550,000,000 shares authorized; 246,722,140 (including 10,150,000 shares held in escrow) and 230,498,005 issued and 236,572,140 and 230,498,005 outstanding, respectively	246,722	230,498
Additional paid-in-capital	229,725,779	168,398,511
Accumulated (Deficit)	(232,639,452)	(170,403,189)

Total Stockholders’ Equity (Deficit)	(2,666,950)	(1,774,179)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$564,029	$258,592

 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-23

GLOBAL TECH INDUSTRIES GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

REVENUES	-	8,500	-	8,500

OPERATING EXPENSES

General and administrative	157,140	24,296	258,526	105,964
Depreciation	1,310	-	1,845	-
Charitable donations	540,113	-	540,113	-
Compensation and professional fees	1,868,288	255,750	3,860,868	680,990

Total Operating Expenses	2,566,851	280,046	4,661,352	786,954

OPERATING LOSS	(2,566,851)	(271,546)	(4,661,352)	(778,454)

OTHER INCOME (EXPENSES)

Gain/(loss) on marketable securities	(185,000)	14,966	164,000	(901)
Interest expense	(16,762)	(60,724)	(49,111)	(175,433)

Total Other Income (Expenses)	(201,762)	(45,758)	114,889	(176,334)

LOSS BEFORE INCOME TAXES	(2,768,613)	(317,304)	(4,546,463)	(954,788)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	$(2,768,613)	$(317,304)	$(4,546,463)	$(954,788)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.00)	$(0.02)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	235,247,771	205,377,721	234,303,915	205,732,175

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

GLOBAL TECH INDUSTRIES GROUP, INC.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2019	1,000	$1	205,277,990	$205,278	$161,712,986	$(167,624,703)	$(5,706,438)

Imputed interest – loan					3,360		3,360

Net loss for the three months ended March 31, 2020						(284,846)	(284,846)

Balance, March 31, 2020	1,000	$1	205,277,990	$205,278	$161,716,346	$(167,909,549)	$(5,987,924)

Imputed interest – loan					3,360		3,360

Shares issued for services			4,540,000	4,540	87,761		92,301

Shares cancelled from ARUR acquisition recission			(4,668,530)	(4,668)	4,668		-

Net loss for the three months ended June 30, 2020						(352,638)	(352,638)

Balance, June 30, 2020	1,000	$1	205,149,460	$205,150	$161,812,135	$(168,262,187)	$(6,244,901)

Imputed interest – loan					3,360		3,360

Shares issued for services			2,000,000	2,000	63,750		65,750

Net loss for the three months ended September 30, 2020						(317,304)	(317,304)

Balance, September 30, 2020	1,000	$1	207,149,460	$207,150	$161,879,245	$(168,579,491)	$(6,493,095)

Balance, December 31, 2020	1,000	$1	230,498,005	$230,498	$168,398,511	$(170,403,189)	$(1,774,179)

Shares issued for services			4,500,000	4,500	466,500		471,000

Shares issued and held in escrow for the potential acquisition of Gold Transactions Intl, Inc.			6,000,000	6,000	(6,000)		0

Imputed interest – loan					3,360		3,360

Net loss for the three months ended March 31, 2021						(675,742)	(675,742)

Balance, March 31, 2021	1,000	$1	240,998,005	$240,998	$168,862,371	$(171,078,931)	$(1,975,561)

Shares issued for services			166,995	167	866,557		866,724

Warrants issued to shareholders of record on April 1, 2021 as dividend					57,689,800	(57,689,800)	-

Shares issued and held in escrow for the potential acquisition of Bronx Family Eye and My Retina			4,150,000	4,150	(4,150)		-

Imputed interest – loan					3,360		3,360

Net loss for the three months ended June 30, 2021						(1,102,108)	(1,102,108)

Balance, June 30, 2021	1,000	$1	245,315,000	$245,315	$227,417,938	$(229,870,839)	$(2,207,585)

Shares issued for services and prepaid shares earned (Note 9)			707,140	707	1,360,181		1,360,888

Shares issued for charitable service donations			400,000	400	539,600		540,000

Shares issued for medical advisory services			300,000	300	404,700		405,000

Imputed interest – loan					3,360		3,360

Net loss for the three months ended September 30, 2021						(2,768,613)	(2,768,613)
	1,000	$1	246,722,140	$246,722	$229,725,779	$(232,639,452)	$(2,666,950)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

GLOBAL TECH INDUSTRIES GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For The Nine Months Ended
	September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(4,546,463)	(954,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,845	-
Stock issued for services	3,643,612	158,050
Imputed interest on loan	10,080	10,080
(Gain) loss on marketable securities	(164,000)	901
Change in operating assets and liabilities
Decrease is prepaid expenses	222,167	-
Increase in accounts payable and accrued expenses-related parties	512,321	3
Increase (decrease) in interest payable	18,299	26,517
Increase in interest payable-related parties	-	135,548
Increase in accounts payable and accrued expenses	78,018	518,600

Net Cash Used in Operating Activities	(224,121)	(105,089)

CASH FLOWS FROM INVESTING ACTIVITIES

Sale of marketable securities	-	143
Cash paid for other assets	(67,845)	-
Cash paid for fixed assets	(5,000)	-

Net Cash Provided by (Used in) Investing Activities	(72,845)	143

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from debt financing	200,000	-
Cash from stock deposits	490,000	-
Cash paid on convertible debenture	(74,800)	-
Cash paid on related party loans	(186,069)	-
Cash received from related party loans	160,439	104,981

Net Cash Provided by Financing Activities	589,570	104,981

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	292,604	35

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,479	1,435

CASH AND CASH EQUIVALENTS, END OF PERIOD	$295,083	$1,470

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Stock issued and held in escrow for potential acquisitions	10,150	-
Reclassification of notes payable to stock deposits	150,000	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

A) CONSOLIDATION

The accompanying consolidated financial statements have been prepared by GLOBAL TECH INDUSTRIES GROUP, INC. (“the Company”) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at September 30, 2021, and the results of operations and cash flows for the three and nine months then ended, have been made.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The results of operations for the period ended September 30, 2021 are not necessarily indicative of the operating results for the full year ended December 31, 2021.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as disclosed in Note 2 below. All significant inter-company balances and transactions have been eliminated.

B) GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its operating expenses and seeking equity and/or debt financing. The Company expects with the acquisitions of GTI, Bronx Family Eye Care, and My Retina, that these operations will help support the cashflow needs of the Company. Management also expects with the commencement of revenue generating operations from these subsidiaries, that the warrants issued to shareholders will be exercised in the near future, thus providing capital for the Company and its growth plans. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On March 11, 2020, the World Health Organization declared the outbreak of a coronavirus (COVID-19) a pandemic. As a result, economic uncertainties have arisen which have the potential to negatively impact the Company’s ability to raise funding from the markets. Other financial impacts could occur though such potential impacts are unknown at this time.

F-27

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A) PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Ludicrous, Inc., TTI Strategic Acquisitions and Equity Group, Inc, TTII Oil & Gas, Inc., and GT International, Inc. All subsidiaries of the Company, other than TTI Strategic Acquisitions and Equity Group, Inc., currently have no financial activity. All significant inter-company balances and transactions have been eliminated. Because the performance obligations associated with the acquisitions of GTI, Bronx and My Retina have not yet been met, these subsidiaries are still contingent and have not been consolidated with the Company.

B) USE OF MANAGEMENT’S ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

C) CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained with major financial institutions in the U S. Deposits held with these banks at times exceed $250,000 of insurance provided on such deposits. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. At September 30, 2021 and December 31, 2020, $45,083 and $0 excess cash balances existed, respectively. There were no cash equivalents at September 30, 2021 and December 31, 2020.

D) INCOME TAXES

The Company applies ASC 740 which requires the asset and liability method of accounting for income taxes. The asset and liability method require that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

ASC 740 requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

E) REVENUE RECOGNITION

The Company had no revenues during the nine months ended September 30, 2021 and $8,500 of non-recurring revenue in 2020, however when revenues commence, the Company will recognize revenues in accordance with ASC 606, “Revenue from Contracts with Customers.” Revenue is recognized per our contract with our customers at a point of time when control of our products or services are transferred to our customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products, and after all our performance obligations have been met. The Company currently has no consulting revenues with performance obligations of hours expended on various projects with our customers pursuant to underlying contracts. If we subsequently determine that collection from any customer is not reasonably assured, we record an allowance for doubtful accounts and bad debt expense for all that customer’s unpaid invoices and cease recognizing revenue for continued services provided until cash is received.

F-28

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

F) STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with the provisions of ASC 718. ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the reward- known as the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments are estimated using the Black Scholes option-pricing model adjusted for the unique characteristics of those instruments.

Equity instruments issued to non-employees are recorded at their fair values as determined in accordance with ASC 718 as amended by ASU 2018-07. As such, the grant date is the measurement date of an award’s fair value.

G) FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows ASC 820, “Fair Value Measurements.” ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of September 30, 2021 and December 31, 2020.

Marketable securities are reported at the quoted and listed market rates of the securities held at the period end.

F-29

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

The following table presents the Company’s marketable securities within the fair value hierarchy utilized to measure fair value on a recurring basis as of September 30, 2021 and December 31, 2020:

	Level 1	Level 2	Level 3
Marketable Securities – September 30, 2021	$195,000	$-0-	$-0-
Marketable Securities – December 31, 2020	$31,000	$-0-	$-0-

H) BASIC AND DILUTED LOSS PER SHARE

The Company calculates earnings per share in accordance with ASC 260, “Earnings Per Share.” Basic loss per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share gives effect to dilutive convertible securities, options, warrants and other potential common stock outstanding during the period; only in periods in which such effect is dilutive. For September 30, 2021, there were 4,500,664 stock options outstanding, however their effects were anti-dilutive. For September 30, 2020, there were no potentially dilutive securities to consider in the fully diluted earnings per share calculation.

	For the Three Months Ended
	September 30,
	2021	2020
Loss (numerator)	$(2,768,613)	$(317,304)
Shares (denominator)	235,247,771	205,377,721
Basic and diluted loss per share	$(0.01)	$(0.00)

	For the Nine months Ended
	September 30,
	2021	2020
Loss (numerator)	$(4,546,463)	$(954,788)
Shares (denominator)	234,303,915	205,732,175
Basic and diluted loss per share	$(0.02)	$(0.00)

I) RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

J) Marketable Securities

The Company purchases marketable securities and engages in trading activities for its own account. Securities that are held principally for resale in the near term are recorded at fair value with changes in fair value included in earnings. Interest and dividends are included in net Interest Income.

F-30

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

NOTE 3 - MARKETABLE SECURITIES

The Company has acquired various shares of Marketable Securities over the past several years and engages in trading activities for its own account. The Company’s marketable securities are listed on various exchanges with readily determinable fair value per the guidance of ASC 321, “Investments – Equity Securities.” The fair value of these shares at September 30, 2021 and December 31, 2020 amounted to $195,000 and $31,000, respectively. All realized and unrealized gains and losses are recorded in earnings. For the three months ended September 30, 2021, the Company recorded a loss of $(185,000) which consisted of unrealized gains (losses) by marking to market, the value of the shares held. For the three months ended September 30, 2020, the Company recorded unrealized gains of $14,966. For the nine months ended September 30, 2021, the Company recorded unrealized gains of $164,000 compared to unrealized losses of $(901) for the nine months ended September 30, 2020. The Company does not hold any equity securities that do not have readily available fair values, therefore no impairment analysis or other methods to determine value are used.

NOTE 4 - FIXED ASSETS

During the year ended 2020, the Company wrote off all fixed assets purchased prior to 2019, that were fully depreciated. Depreciation expense for the nine months ended September 30, 2021 and 2020 was $1,845 and $0, respectively.

Fixed assets consist of the following:

	September 30, 2021	December 31, 2020
Computer equipment	$3,213	$3,213
Total fixed assets	3,213	3,213
Accumulated Depreciation	(1,070)	(267)
Net fixed assets	$2,143	$2,946

NOTE 5 LICENSES

GOLD TRANSACTIONS NETWORK LICENSE

On February 28, 2021, pursuant to a Stock Purchase Agreement (the “SPA”) between the Company and Gold Transactions International, Inc. (GTI), the Company assumed a License Agreement held by GTI. The Company has not accounted for the acquisition of the license due to a performance obligation that has not yet been met, but is disclosing the terms of the License due to the legal acquisition of the license. The license provides access to a joint venture of companies (the “Network”), that buys gold from artisan miners internationally, and provides transportation, assaying, refining and storage facilities in the DMCC, a free trade zone for commodities trading in Dubai, and then sells the refined gold to its customers. The License Agreement grants the Company the following:

●	Access to the Network’s gold operations, to participate in the profits generated by the margin between the buy and sell prices, based on the % of funds advanced into the Network,

●	an exclusive license to market and promote the gold buy/sell program in an attempt to increase the buying power of the Network. The term of the License is un-defined and perpetual.

●	Reporting from the Network partners of gold transactions shared in, and the revenue generated on a monthly basis. Payments, however are quarterly to the Network partners.

Pursuant to the SPA, 100% of the GTI shares are to be exchanged for $6,000,000 worth of Company’s shares (6,000,000 shares). However due to performance obligations included in the SPA not having been met by September 30, 2021 or subsequently through the date these financial statements were issued, the Company has transferred the Company’s shares to an escrow account and reported the shares as issued but not outstanding.

DIGITAL TRADING PLATFORM LICENSE

On May 1, 2021, the Company entered an agreement with Alt 5 Sigma, Inc. (“Alt 5”), wherein Alt 5 licensed their Alt5Pro Digital Asset Platform to the Company and created “Beyond Blockchain”, a digital asset trading platform to be used by the Company and its shareholders and the public for trading digital assets. The Company paid $5,000 for the license and also pays a monthly hosting fee to Alt 5, which is expensed as incurred. The term of the license is for 12 months with an automatic renewal for an additional 12 months. The license will be amortized over the term of 24 months, using the straight line method. Amortization expensed for the nine months ended September 30, 2021 and 2020 is $1,042 and $0, respectively.

	September 30, 2021	December 31, 2020
License – Digital platform	$5,000	$0
Total licensed assets	5,000	0
Accumulated Amortization	(1,042)	0
Net licensed assets	$3,958	$0

F-31

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

NOTE 6 – FINE ART

On April 7, 2021, the Company executed a Contractor Agreement with Ronald Cavalier, an artist with galleries in Greenwich, CT, New York City, Nantucket Island and Palm Beach, FL. Pursuant to this agreement, Mr. Cavalier has assisted the Company in acquiring 2 pieces of art for eventual digitization as a Non Fungible Token (NFT). On April 23, 2021, the Company purchased an original Picasso: “Quatre Femmes Nues Et Tete Sculptee”, which was executed in 1934 on Montval laid paper and published by A. Vollard, Paris in 1939. The Company paid $35,940 for this piece of fine art.

On June 4, 2021, the Company purchased another piece of fine art, an Andy Warhol gelatin silver print of Bianca Jagger on a white horse taken by Warhol at the famed Studio 54 (the “Warhol Print”) for $31,905. The Company intends to digitalize both pieces of fine art and issue an NFT to shareholders as a dividend, therefore, the fine art has been characterized as an other asset-not purchased for re-sale, but rather to be held for the long term.

NOTE 7 - RELATED PARTY TRANSACTIONS

Due to Related Parties

Due to related parties consists of cash advances and expenses paid by Mr. Reichman in order to satisfy the expense needs of the Company. The payables and cash advances are unsecured, due on demand and do not bear interest. During the nine months ended September 30, 2021 and 2020, Mr. Reichman advanced $160,439 and $104,981, respectively, and was repaid $186,069 and $0, respectively. At September 30, 2021 and December 31, 2020, the amounts owed to Mr. Reichman are $83,883 and $109,513, respectively.

Accrued Wages

The Company does not have sufficient operations and funds to pay its officers their wages in cash, therefore all wages have been accrued for the nine months ended September 30, 2021 and 2020. The accrued wages for the nine months ended September 30, 2021 and 2020 are $465,000 and $510,000, respectively. The balance of accrued wages due to the officers at September 30, 2021 and December 31, 2020, are $465,000 and $0, respectively.

NOTE 8 - NOTES PAYABLE

(a) NOTES PAYABLE IN DEFAULT:

Notes payable in default consist of various notes bearing interest at rates from 5% to 9%, which are unsecured with original due dates between August 2000 and December 2016. All the notes are unpaid to date and are in default and are thus classified as current liabilities. At September 30, 2021 and December 31, 2020, notes payable in default amounted to $871,082 and $871,082, respectively. Accrued interest on the notes in default at September 30, 2021 and December 31, 2020 are $372,180 and $345,663, respectively. Below is a discussion of the details to the notes payable in default and a table summarizing the notes in default with additional information.

F-32

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

During 2002, the Company settled a trade payable in litigation by executing a note payable to a company in the amount of $18,000, interest accrues at 6% per annum, unsecured, due September 1, 2002, and in default. Accrued interest at September 30, 2021 and December 31, 2020 is $21,690 and $20,880, respectively.

Also during 2002, in settlement of another trade payable, the Company executed a note payable to a company in the amount of $30,000, interest accrues at 6% per annum, unsecured, due September 12, 2002, in default. Accrued interest at September 30, 2021 and December 31, 2020 is $33,649 and $32,299, respectively.

During 2000, the Company executed a note payable to an individual in the amount of $25,000, interest accrues at 5% per annum, unsecured, due August 31, 2000, in default. Accrued interest at September 30, 2021 and December 31, 2020 is $28,030 and $27,091, respectively.

In 2002, the Company settled an obligation with a consultant by executing a note payable for $40,000, interest accrues at 7% per annum, unsecured, due July 10, 2002, in default. Accrued interest at September 30, 2021 and December 31, 2020 is $54,387 and $52,287, respectively.

On December 27, 2009, the Company executed a note payable to an individual for various advances to the Company in the amount of $292,860. On June 26, 2013, this note was renegotiated to include the accrued interest. The new note balance is $388,376 and interest accrues at 5% per annum, unsecured, and is extended to October 5, 2019, with monthly installments beginning in 2014 of $5,553, which did not occur. This note is in default. Accrued interest at June 30, 2021 and December 31, 2020 is $160,474 and $145,909, respectively.

In January 27, 2010, the Company executed a note payable to a corporation in the amount of $192,000, bears no interest and is due on demand after 6 months of execution and is unsecured. No demand has been made at the date of these financial statements, but the note is in default. Interest expense in the amount of $13,440 has been imputed for this note in 2020 and 2019, with an offsetting entry to additional paid in capital.

On August 28, 2012, and September 17, 2012, the Company executed a note payable to a corporation in the amount of $12,000 and $20,000, respectively. On June 26, 2013, this note was renegotiated to include the accrued interest. The new note balance is $32,960 and interest accrues at 5% per annum, unsecured, and is extended to October 5, 2018, with monthly installments beginning in 2014 of $473, which did not occur, and is unsecured and in default. Accrued interest at June 30, 2021 and December 31, 2020 is $13,619 and $12,383, respectively.

On April 12, 2012, the Company executed a note payable to a corporation in the amount of $100,000, however on June 26, 2013, this note was renegotiated to bear interest at 5% per annum, unsecured, extended to October 5, 2018, with monthly installments beginning in 2014 of $1,430, which did not occur and this note is in default. Accrued interest at June 30, 2021 and December 31, 2020 is $41,318 and $37,568, respectively.

On December 31, 2012, the Company executed a note payable to a corporation in the amount of $32,000, however on June 26, 2013, this note was renegotiated to include accrued interest. The new note balance is $32,746, bears interest at 5% per annum, unsecured, extended to October 5, 2018, with monthly installments beginning in 2014 of $468, which did not occur and this note is in default. Accrued interest at September 30, 2021 and December 31, 2020 is $13,527 and $12,300, respectively.

On March 11, 2014, the Company executed a note agreement with an LLC in the amount of $5,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, extended to October 5, 2018 and is in default. Accrued interest at September 30, 2021 and December 31, 2020 is $2,267 and $2,042, respectively.

On January 31, 2014, the Company executed a note agreement with a Corporation in the amount of $7,000, interest accrues at 6% per annum, unsecured, due after 8 months of execution, but extended to October 5, 2018 and is in default. Accrued interest at September 30, 2021 and December 31, 2020 is $3,219 and $2,904, respectively.

F-33

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

None of the above notes are convertible or have any covenants.

(b) Additional detail to all Notes Payable in Default is as follows:

September 30, 2021	December 31, 2020	Interest	Interest Expense
Principal	Principal	Rate	9/30/2021	9/30/2020	Maturity
$32,960	32,960	5.00%	1,236	1,236	10/5/18
32,746	32,746	5.00%	1,227	1,227	10/5/18
5,000	5,000	6.00%	225	225	10/5/18
100,000	100,000	5.00%	3,750	3,750	10/5/18
7,000	7,000	6.00%	315	315	10/5/18
388,376	388,376	5.00%	14,565	14,565	10/5/18
192,000	192,000	0%	10,080	10,080	10/5/18
18,000	18,000	6.00%	810	810	9/1/2002
30,000	30,000	6.00%	1,350	1,350	9/12/2002
25,000	25,000	5.00%	939	939	8/31/2000
40,000	40,000	7.00%	2,100	2,100	7/10/2002

$871,082	$871,082		$36,597	$36,597

At September 30, 2021 and December 31, 2020, accrued interest on the outstanding notes payable (default and current) were $376,007 and $345,663, respectively and related party notes was $0 and $0, respectively. Interest expense on the outstanding notes amounted to $40,425 and $162,068 for the nine months ended September 30, 2021 and 2020, including the imputed interest discussed below.

(c) CONVERTIBLE DEBENTURE:

On November 27, 2020, the Company executed a convertible debenture with a corporation in the amount of $74,800, 10% interest per annum, unsecured, due on November 27, 2021. The debenture included a conversion right to be exercised at any time 180 days after execution of the note and was convertible into common stock of the Company at 75% of the market price, being calculated as the lowest three trading prices during the fifteen trading day period prior to conversion. The Debenture also required the Company to reserve 5 times the expected conversion share amount at the transfer agent, to ensure there were sufficient shares available upon conversion.

The convertible debenture also contained an OID or original issue discount of $6,800, which was deducted from the proceeds, thus resulting in $68,000 net proceeds to the Company. Because the Company prepaid the debenture in February 2021, it incurred a 20% pre-payment penalty, and expensed the OID in full during 2020.

Accrued interest and penalties at September 30, 2021 and December 31, 2020 were $0 and $12,045, respectively. At September 30, 2021 and December 31, 2020, the Convertible Debenture balance was $0 and $74,800, respectively.

F-34

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

(d) NOTES PAYABLE

On July 20, 2021, the Company received cash from an individual in the amount of $100,000 as a loan bearing interest at 5%, with a term of 12 months of the date received. At September 30, 2021 and 2020, accrued interest on this note totals $2,170 and $0, respectively.

On August 6, 2021, the Company received cash from an individual in the amount of $100,000 as a loan bearing interest at 5%, with a term of 12 months of the date received. At September 30, 2021 and 2020, accrued interest on this note totals $1,658 and $0, respectively.

(e) Additional detail to all Notes Payable is as follows:

September 30, 2021	December 31, 2020	Interest	Interest Expense
Principal	Principal	Rate	9/30/2021	9/30/2020	Maturity
$100,000	0	5.00%	2,170	0	7/20/22
100,000	0	5.00%	1,658	0	8/6/22

200,000	0		3,828	0

(f) STOCK DEPOSITS

On February 26, 2021, the Company received cash from an accredited investor in the amount of $100,000, as a deposit for the eventual issuance of common shares of the Company.

On March 26, 2021, the Company received an additional amount of $50,000 from an accredited investor as an upfront deposit for common shares of the Company to be issued later in 2021.

During the 2nd quarter 2021, the Company received 5 advances totaling $190,000 from an accredited investor as an upfront deposit for the issuance of common shares of the Company later in 2021.

During the 3rd quarter 2021, the Company received 3 advances totaling $150,000 from an accredited investor as an upfront deposit for the issuance of common shares of the Company later in 2021.

Stock deposits are advances only and do not bear interest and are unsecured, but have the intention of being satisfied through the issuance of common shares of the Company during the current fiscal period.

(g) IMPUTED INTEREST

During the three months ended September 30, 2021 and 2020, the Company recorded imputed interest on a non-interest-bearing note in the amount of $3,360 and $3,360, respectively, as an increase in additional paid in capital. The imputed interest for the nine months ended September 30, 2021 and 2020 was $10,080 and $10,080, respectively.

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT)

ISSUANCES OF COMMON STOCK

During the nine months ended September 30, 2021 and 2020, the Company issued 6,074,135 and 6,540,000 shares of common stock with a fair market value of $3,643,612 and $158,050, respectively, for services rendered. The services performed during the quarter were, legal, IR services, IT and consulting services for art procurement, medical advisory and service related to a 501c charitable organization. All services performed were from outside, unrelated third parties.

During the second quarter 2021, the Company re-negotiated its contractor agreements with its contract professionals, wherein, due to the increase in stock price during 2021, the contractors agreed to accept the shares issued in the first quarter 2021 (250,000 shares each), as a prepayment (escrow) of shares, and agreed to record the earned shares each quarter, based on the 10 day moving average stock price at quarters end, based on the individual contractor agreed compensation. This change in contract administration required a recording of expense at September 30, 2021 in the amount of $938,250, and an identical entry to paid in capital, without the issuance of additional shares.

On February 28, 2021, the Company executed a Stock Purchase Agreement wherein the Company acquired all the issued and outstanding stock of Gold Transactions International, Inc. (GTI) (a Utah Corporation), for the issuance of 6,000,000 shares of common stock valued at $6,000,000 on the grant date of February 24, 2021. Pursuant to the SPA, a performance obligation exists wherein GTI must achieve a certain profit margin once revenues commence to receive the shares issued. Therefore, the shares have been placed in escrow until the performance obligation is met and the acquisition has not been included in these financial statements. The acquisition of GTI will be accounted for as an asset purchased due to the fact that GTI had been newly formed, had only one asset or asset group and had no operations at the time of the acquisition. Revenue generation for GTI commenced in Q2 of 2021, and the performance obligation is expected to be satisfied at the end of Q4. GTI is in the business of participating, through a License Agreement, with a private joint venture network of companies, in transporting, assaying, buying, storing and selling gold from international artisan gold miners. After the mined dore gold has been shipped to a network third party refinery in the DMCC, a free trade zone in Dubai, the artisan miner’s gold is purchased and refined and sold to the network’s customers. GTI makes revenue on the margin spread of the buy and sell prices.

Effective April 1, 2021, the Company, signed a binding agreement (the “Agreement”) with Bronx Family Eye Care, Inc. (BFE), engaged in the business of full scope optometry at its four primary locations, three of which are in the Bronx, one of which is in Manhattan, New York, as well as at a fabrication facility in the Bronx. Eyecare and Eyewear, Inc. is a diagnostic medical eye exam company that provides on-demand services of at-home eye exams to patients, as well as bulk exams conducted at medical offices, and virtual exams conducted through telemedicine software. The two companies agreed to engage in a business combination such that BFE will become a wholly owned subsidiary of GTII, and the shareholders of BFE will acquire two million six hundred fifty thousand (2,650,000) shares of the Company’s common stock, subject to the terms and conditions set forth in the Agreement. The 2,650,000 shares have been issued, but are held in escrow until the closing conditions are met, therefore these share are reported as issued but not outstanding. The Agreement also includes a requirement to have a 2-year audit from a licensed CPA firm as a condition to the finalization of the Agreement, therefore, no operating activities, assets or liabilities will be consolidated with the Company until this final condition is met.

There were no acquisition related costs incurred in acquiring BFE. The initial accounting of the BFE acquisition is incomplete as of the date of the Company’s 10-Q filing. Therefore, disclosures related to the issuers recording of the acquisition, and related balance sheet and income statement disclosures cannot be made at this time. Effective April 1, 2021, the operations of BFE will be consolidated with the Company, upon the conditions described above being met. BFE is a currently operating company with revenues in excess of $1,000,000 annually.

On March 22, 2021, the Company declared a warrant dividend to the shareholders of record on April 1, 2021, to be administered via its transfer agent Liberty Stock Transfer. On April 8, 2021, the Company issued the warrants to its shareholder at a rate of 1 warrant for each 10 shares owned as of April 1, 2021. The warrant entitles the holder to purchase one restricted share of GTII common stock for a price of $2.75 (the strike price). The warrant has a 2-year term and expires on April 8, 2023. The Company recorded a debit to Retained deficit of $57,689,800 with an offsetting credit adjustment to Paid in capital in the same amount, to record the dividend.

On June 24, 2021, the Company executed a Stock Purchase Agreement (SPA) with MyRetinaDocs LLC (“My Retina”), a New York Limited Liability Company, with principal business operations in New York City. My Retina is a SaaS software and practice management company performing diagnostic medical care services. My Retina licenses, leases and operates its proprietary telemedicine software, as well as medical equipment together to offer eye exam data to its clients. My Retina also has a diagnostic medical eye exam company that provides on-demand services of at-home eye exams to patients, as well as bulk exams conducted at medical offices and virtual exams conducted through telemedicine software. The Company issued 1,500,000 shares of common stock in exchange for 100% of all outstanding interests in My Retina subject to the terms and conditions set forth in the Agreement. The 1,500,000 shares are being held in escrow until the closing conditions have been met, therefore these shares are reported as issued but not outstanding. The Agreement also includes a requirement to have a 2-year audit from a licensed CPA firm as a condition to the finalization of the Agreement, therefore, no operating activities, assets or liabilities will be consolidated with the Company until this final condition is met.

There were no acquisition related costs incurred in acquiring My Retina. The initial accounting of the My Retina acquisition is incomplete as of the date of the Company’s 10-Q filing. Therefore, disclosures related to the issuers recording of the acquisition, and related balance sheet and income statement disclosures cannot be made at this time.

On June 28, 2021, the Company increased its authorized shares of common stock to 550,000,000.

On August 24, 2021, the Company and We SuperGreen Energy Corp (WSGE) and WSGE shareholders reached and signed a Definitive Letter Agreement wherein the Company will acquire 100% of the shares of WSGE, subject to various closing conditions, expected to close before the calendar year end. The conditions for WSGE include the completion of a 2 year audit of WSGE, written verification of a substantial bona fide purchase order contract in an amount of no less than $50 million dollars, by a customer, awarded to SuperGreen, a substantial cash deposit by the customer to GTII’s satisfaction, transfer of patents and other legal approvals. The Company will also receive all proper legal approvals for the transaction and file for up-listing to a national exchange, and use its best efforts to raise capital to assist with the costs of the acquisition. Consideration for the acquisition will consist of all Preferred shares being assigned to the CEO of WSGE, and common share issuances in an amount sufficient to give the shareholders of WSGE majority in the Company.

F-35

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

ISSUANCES OF PREFERRED STOCK

Pursuant to the Articles of Incorporation of the Company, there was initially authorized 50,000 shares of Series A Preferred Stock. On April 7, 2016, the Company’s Board of Directors created and issued out of the Series A Preferred Stock, 1,000 Series A Preferred shares with the following features:

a)	Super voting power, wherein the 1,000 shares have the right to vote in the amount equal to fifty-one percent (51%) of the total vote with respect to any proposal relating to (i) increasing the authorized share capital of the Company, and (ii) effecting any forward stock split of the Company’s authorized, issued or outstanding shares of capital stock, and (iii) any other matter subject to a shareholder vote.

b)	No entitlement to dividends.

c)	No liquidation preferences.

d)	No conversion rights.

e)	Automatic Redemption Rights upon certain triggers, to be redeemed at par value.

STOCK OPTIONS

On December 19, 2020, in conjunction with the conversion of related party notes, accrued interest and compensation, the Company authorized the issuance of 4,500,664 stock options with the following features:

●	One option allows for the purchase of one share of common stock
●	The strike price of the option is $.01
●	The conversion term is 2 years from issuance date
●	All options are vested immediately

The value of the options were determined using the Black-Scholes valuation method, and the Company uses the following methods to determine its underlying assumptions: expected volatilities are based on the historical monthly closing price of the Company’s common stock; the expected term is 2 year, the risk free interest rate used is based on the U.S Treasury implied yield zero-coupon issue with similar life terms to the expected life of the grant; and the expected divided yield is based on the current annual dividend. No compensation was recorded with the 4,500,664 option issuance as the $447,813 valuation of the options granted did not exceed the recorded amount of debt it was converting.

Assumptions:	2020
Assumptions applicable to stock options issued
Risk-free interest rate	3%
Expected lives (in years)	2
Expected stock volatility	72%
Dividend yield	-

Stock option transactions are as follows:

		Weighted	Weighted
		Average	Average	Aggregate
		Exercise	Remaining	Intrinsic
	Shares	Price	Term	Value
Outstanding at January 1, 2020	-	$-	-	$-
Granted	4,500,664	.01	2 yrs	427,563
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at December 31,2020	4,500,664	$.01	2 yrs	$427,563

Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at September 30, 2021	4,500,664	$.01	1.25 yrs	$427,563

F-36

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

WARRANTS

On March 22, 2021, GTII entered into a warrant agreement with Liberty Stock Transfer Agent (“Liberty”), whereby Liberty agreed to act as GTII’s warrant agent in its offering of warrants to GTII’s shareholders (each, a “Warrant”). All shareholders of record on April 1, 2021, were issued 0.10 of a Warrant per share of Common Stock held of record by such holder. This agreement created 23,364,803 warrants to the shareholders of the Company as a dividend valued at $57,689,800, and recorded as a decrease in retained earnings with the offsetting entry to paid in capital. The Warrants were issued on April 8, 2021. Each full Warrant shall be exercisable into one share of GTII’s common stock at an exercise price of $2.75. The Warrants shall expire on April 8, 2023. Manhattan Transfer Registrar Co. shall act as co-agent with Liberty. On July 27, 2021, the Company filed an Amended Registration Statement to register the warrants to be free trading when exercised.

2021 Warrants
Assumptions:
Assumptions applicable to stock options issued
Risk-free interest rate	.25- %
Expected lives (in years)	2-
Expected stock volatility	266- %
Dividend yield	-

Warrant transactions are as follows:

		Weighted	Weighted
		Average	Average	Aggregate
		Exercise	Remaining	Intrinsic
	Shares	Price	Term	Value
Outstanding at January 1, 2020	-	$-	-	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at December 31, 2020	-	$-	-	$-

Granted	23,364,803	2.75	2.0 yrs	$57,689,800
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at September 30, 2021	23,364,803	$2.75	1.50 yrs	$57,689,800

OTHER

During the three months ended September 30, 2021 and 2020, the Company recorded imputed interest on a non-interest-bearing note in the amount of $3,360 and $3,360, respectively, as an increase in additional paid in capital (see Note 8). The imputed interest for the nine months ended September 30, 2021 and 2020 was $10,080 and $10,080, respectively.

F-37

GLOBAL TECH INDUSTRIES GROUP, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

September 30, 2021

NOTE 10 - LEGAL ACTIONS

On February 3, 2017, the Company filed suit in Eastern District Federal Court New York against American Resource Technologies, Inc., (ARUR) and several directors and officers relating to the Chautauqua County Court Kansas decision nullifying the acquisition Agreement of ARUR. The Company has made several attempts to recover the shares of GTII stock paid to ARUR for the asset acquisition and the various costs and expenses expended by GTII in fulfillment of its obligations under the contract with ARUR. The failure of non-litigation attempts to resolve the matter resulted in filing an action for declaratory judgment in the US District Court for the Eastern District of New York, Docket No. 17-CV-0698. The case was subsequently withdrawn due to the close of ARUR operations. During 2020, the Company was successful in recalling the 4,668,530 shares and cancelling them from the shareholder list.

On December 30, 2016, the Company executed a stock purchase agreement (the “Agreement”), which was signed and closed in Hong Kong, with GoFun Group, Ltd. through its wholly owned subsidiary Go F & B Holdings, Ltd. GoFun Group, Ltd. is a privately held company running a casual dining restaurant business, based in Hong Kong. Subsequent to the agreement being signed, GoFun Group failed to substantially perform under the agreement, including, but not limited to providing audited financials of its assets, making the ongoing payments called for in the agreement, along with other matters that led Global Tech to initiate litigation in the United States. Currently, Global Tech and GoFun are litigating the matter in the U.S District Court for the southern district of New York. The original acquisition agreement and rescission was recorded on the Company’s books in 2016, however the physical share certificates were not returned to the Company. During the last quarter 2019, the Company was able to secure, via preliminary settlement, the return of 43,649,491 shares of the Company’s stock, that was issued in good faith to GoFun in anticipation of a final stock exchange. The stock has since been returned to the Company’s treasury and cancelled. The Company also reclassified a deposit received from GoFun shareholders in the amount of $128,634 for future share issuances pursuant to the Acquisition Agreement, to a Gain on Settlements and Debt Relief as part of the legal settlement of this case. As of this writing, motions are pending that may require remaining negotiations to continue in arbitration.

On December 30, 2019, a dispute between the Company and its counsel regarding the GoFun matter, above, resulted in a filing, and subsequent settlement, of an action in the Supreme Court of the State of New York for the County of New York (Index No. 656396/2019). Pursuant to the settlement, prior counsel for the Company accepted previously-issued shares in 2016, as full payment for all legal work, expenses, costs, and other fees.

On March 17, 2021, the Company filed an action against Pacific Technologies Group, Inc., Rollings Hills Oil and Gas Inc., Demand Brands, Inc., Innovativ Media Group, Inc. Tom Coleman, and Bruce Hannan, in the Supreme Court of the State of New York, County of New York (Index No. 651771/2021), alleging fraud, rescission and cancellation of a written instrument, unconscionability, breach of contract, breach of good faith and fair dealing, unjust enrichment, and civil conspiracy. The action stems from a stock purchase agreement entered into by the Company and Pacific Technologies Group, Inc. (then known as Demand Brands, Inc.) on October 16, 2018. On May 22, defendants filed a motion seeking additional time to answer. As of the date of this writing, no ruling on that motion has been entered.

On August 16, 2021, the Company filed an action against David Wells, in the United States District Court for the Southern District of New York (Case 1:21-cv-06891) seeking injunctive relief and relinquishment of 150,000 shares held in the name of David Wells. As of the date of this writing, David Wells has appeared, through counsel, but has not yet filed an answer to the Company’s complaint.

On August 24, 2021, the Company filed an application for a temporary restraining (“TRO”) order in the Superior Court of New Jersey, Chancery Division: Monmouth County (Docket No.: Mon-C-132-21) seeking to restrain Liberty Stock Transfer, Inc. from removing restrictive legends from 6,000,000 shares of Company stock held in the name of International Monetary, as well as from transferring said shares. The Court granted the TRO effective until September 28, 2021. On September 28, 2021, the Court declined to issue any further restraints.

In the interim, on September 16, 2021, International Monetary filed an action against the Company in Clark County, Nevada (Case No: A-21-841175-B) alleging breach of contract and breach good faith and fair dealing, as well as a request for declaratory relief, and temporary restraining order and preliminary injunction. On September 30, 2021, the Company filed a notice of removal of the action to the United States District Court for the District of Nevada (Case 2:21-cv-01820), as well as a request for a temporary restraining order enjoining International Monetary from taking any action to remove the restrictive legend shares from Company shares held in its name. On October 14, 2021, International Monetary filed a motion to strike the petition for removal. As of the date of this writing, no ruling on that motion has been entered.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet through the date the financial statements were issued and noted the following events requiring disclosure:

On October 5, 2021, the Company signed a letter of intent with Classroom Salon (CS), to define the terms of an acquisition of all outstanding shares of CS. CS uses interfaces, workflows and proprietary algorithms, providing a tool to author, deploy, teach and assess school courses, seminars and other study groups and then integrate them with other learning platforms at any educational levels.

F-38

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our offering:

Securities and Exchange Commission Registration Fee	$
Legal Fees		$5,000.00
Accounting Fees*		$0
Printing and Engraving*		$-
Blue Sky Qualification Fees and Expenses*		$-
Transfer Agent Fee*		$-
Miscellaneous*	$
TOTAL	$

* Estimated costs

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation, and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant’s By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant’s consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and the Registrant’s Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the shareholders who purchased shares since December 31, 2020.

None.

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ITEM 16. EXHIBITS

3.1	Articles of Incorporation of Global Tech Industries Group, Inc., as amended (1)

3.2	By-Laws (2)

4.1	Warrant Agreement, by and between Global Tech Industries Group, Inc. and Liberty Stock Transfer Agent*

5.1	Opinion of McMurdo Law Group, LLC, legal counsel^.

10.1	Employment Agreement, dated October 1, 2007, by and between GLOBAL TECH INDUSTRIES GROUP, INC. and David Reichman (3)

10.2	Employment Agreement, dated April 1, 2009, by and between Tree Top Industries Inc. and Kathy Griffin (4)

10.3	Bridge Loan Term Sheet, dated January 11, 2010, by and between TTII and GeoGreen Biofuels, Inc. (5)

10.4	Business and Financial Consulting Agreement, dated February 22, 2010, by and between GLOBAL TECH INDUSTRIES GROUP, INC. and Asia Pacific Capital Corporation (6)

10.5	Distribution Agreement, by and between GLOBAL TECH INDUSTRIES GROUP, INC. and NetThruster, Inc., dated February 9, 2011(7)

10.6	Term Agreement by and between GLOBAL TECH INDUSTRIES GROUP, INC. and Sky Corporation, doo, dated April 18, 2011 (8)

10.7	Term Agreement by and between GLOBAL TECH INDUSTRIES GROUP, INC. and Adesso Biosciences, Ltd, dated October 12, 2011(9)

10.8	Term Agreement by and between GLOBAL TECH INDUSTRIES GROUP, INC. and Stemcom, LLC d/b/a Pipeline Nutrition, dated March 1, 2012(10)

10.9	Mutual disengagement agreement by and between GLOBAL TECH INDUSTRIES GROUP, INC. and Stemcom, LLC d/b/a Pipeline Nutrition, dated March 23, 2012(11)

10.10	Asset purchase Agreement by and between TTII Oil & Gas, Inc. a subsidiary of GLOBAL TECH INDUSTRIES GROUP, INC. and American Resource Technologies, Inc. (12)

10.11	Letter of Intent Agreement, dated April 12, 2019, by and between Global Tech Industries Group, Inc., First Capital Master Advisor, LLC and GCA Equity Partners, executed on or before April 12, 2019 (13)

10.12	Termination of a Letter of Intent Agreement, dated December 31, 2019, by and between Global Tech Industries Group, Inc. First Capital Master Advisor, LLC and GCA Equity Partners, executed on or before April 22, 2019(14)

10.13	Security Purchase Agreement, dated November 22, 2020, by and between Global Tech Industries Group, Inc. and Geneva Roth Remark Capital Holdings, Inc. (15)

10.14	Stock Purchase Agreement, dated February28, 2021 by and between Global Tech Industries Group, Inc. and Gold Transactions International, Inc. (16)

10.15	Warrant Agreement, dated March 22, 2021, by and between Global Tech Industries Group, Inc. and Liberty Stock Transfer Company, Inc. (17)

10.16	Binding Letter Agreement, dated March 23, 2021, by and between Global Tech Industries Group, Inc. and Bronx Family Eye Care, Inc.(18)

10.17	Stock Purchase Agreement, dated March 31, 2021, by and between Global Tech Industries Group, Inc. and Bronx Family Eye Care, Inc.(19)

10.18	Independent Contractor Agent Agreement, dated April 7, 2021, by and between Global Industries Group, Inc. and Mr. Ronald Cavalier (20)

10.19	Binding Letter Agreement, dated April 30, 2021, by and between Global Tech Industries Group, Inc. and MyRetinaDocs, LLC (21)

10.20	Gold Transactions International, Inc. completed its official audit and filed its financial disclosures, as required by Stock Purchase Agreement, dated February 28, 2021, by and between Global Tech Industries Group, Inc. and Gold Transactions International, Inc. (22)

10.21	Binding Letter Agreement expanding business combination, dated May 26, 2021, by and between Global Tech Industries Group, Inc. and MyRetinaDocs, LLC (23)

10.22	Stock Purchase Agreement by and between Global Tech Industries Group, Inc and Trento Resources and Energy Corp,, dated November 9, 2021 (24).

22.1	Subsidiaries #

23.1	Consent of Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC)

23.3	Consent of McMurdo Law Group, Inc.^

II-2

* Filed on July 12, 2021, as an exhibit to Form S-1 and incorporated herein by reference.

^ To be filed by amendment to this registration statement on Form S-1.

# Filed on August 5, 2021, as an exhibit to Form S-1/A and incorporated herein by reference.

1)	Filed November 13, 2009, as an exhibit to a Form 10-Q and incorporated herein by reference.
Filed January 3, 2012, as an exhibit to an 8 – K and incorporated herein by reference.
Filed April 12, 2013, as an exhibit to an 8 – K and incorporated herein by reference.

(2)	Filed July 19, 2010, as an exhibit to a Form 10-K/A and incorporated herein by reference.

(3)	Filed November 7, 2007, as an exhibit to a Form 8-K and incorporated herein by reference.

(4)	Filed March 25, 2010, as an exhibit to a Form 8-K and incorporated herein by reference.

(5)	Filed January 19, 2010, as an exhibit to a Form 8-K and incorporated herein by reference.

(6)	Filed July 19, 2010, as an exhibit to a Form 10-Q/A and incorporated herein by reference.

(7)	Filed February 9, 2011, as an exhibit to a Form 8-K and incorporated herein by reference.

(8)	Filed April 19, 2011, as an exhibit to a Form 8 - K and incorporated herein by reference.

(9)	Filed October 18, 2011, as an exhibit to a Form 8 - K and incorporated herein by reference.

(10)	Filed March 6, 2012, as an exhibit to a Form 8 – K and incorporated herein by reference.

(11)	Filed March 23, 2012, as an exhibit to a Form 8 – K and incorporated herein by reference.

(12)	Filed January 8, 2013, as an exhibit to a Form 8 – K and incorporated herein by reference.

(13)	Filed April 12, 2019, as an exhibit to a Form 8 – K and incorporated herein by reference.

(14)	Filed December 26, 2019, as an exhibit to a Form 8 -K and incorporated herein by reference

(15)	Filed November 27, 2020, as an exhibit to a Form 8 -K and incorporated herein by reference

(16)	Filed March 1, 2021, as an exhibit to a Form 8 – K and incorporated herein by reference

(17)	Filed March 23 2021, as an exhibit to a Form 8 -K and incorporated herein by reference

(18)	Filed March 24, 2021, as an exhibit to a Form 8 – K and incorporated herein by reference

(19)	Filed April 6, 2021, as an exhibit to a Form 8 – K and incorporated herein by reference

(20)	Filed April 7, 2021, as an exhibit to a Form 8 0 K and incorporated herein by reference

(21)	Filed April 30, 2021, as an exhibit to a Form 8 – k and incorporated herein by reference

(22)	Filed May 13, 2021, as an exhibit to a Form 8 – K and incorporated herein by reference

(23)	Filed June 6, 2021, as an exhibit to a Form 8 – K and incorporated herein by reference

(24)	Filed November 16, 2021, as an exhibit to a Form 8-K and incorporated herein by reference

II-3

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-4

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the New York, New York on December 8, 2021.

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ David Reichman
David Reichman
Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ David Reichman	Dated: December 8, 2021
David Reichman Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

/s/ Kathy M. Griffin	Dated: December 8, 2021
Kathy M. Griffin President and Director

/s/ Donald Gilbert	Dated: December 8, 2021
Donald Gilbert Director and Audit Chair

/s/ Michael Valle	Dated: December 8, 2021
Michael Valle Director
/s/ Frank Benintendo	Dated: December 8, 2021
Frank Benintendo Director and Secretary

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